                           ASSET PURCHASE AGREEMENT

                                by and between

                                CBS CORPORATION

                                      and

                             RSL COM U.S.A., INC.

               regarding the sale of the business and assets of
                         Westinghouse Communications,
                         a division of CBS Corporation

                          Dated as of April 23, 1998


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                               TABLE OF CONTENTS

ARTICLE 1 TERMS OF THE TRANSACTION............................................................1
         1.1. Sale of Purchased Assets........................................................1
         1.2. Excluded Assets.................................................................2
         1.3. Purchase Price..................................................................3
                  1.3.1. Purchase Price.......................................................3
                  1.3.2. Payment of Base Purchase Price.......................................3
                  1.3.3. Allocation of Purchase Price.........................................3
         1.4. Purchase Price Adjustment.......................................................4
                  1.4.1. Statement of Working Capital.........................................4
                  1.4.2. Review By Buyer......................................................4
                  1.4.3. Resolution...........................................................5
                  1.4.4. Adjustment...........................................................5
                  1.4.5. Certain Terms........................................................6
                  1.4.6. Buyer Covenants......................................................6
                  1.4.7. Continuing Access....................................................7
         1.5. Assumption of Liabilities.......................................................7
         1.6. Excluded Liabilities............................................................8
         1.7. Shortfall Liability.............................................................8
         1.8. Certain Pending Litigation......................................................9
                  1.8.1. Administration.......................................................9
                  1.8.2. Liabilities..........................................................9
                  1.8.3. No Right to Indemnification.........................................10
ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF SELLER...........................................10
         2.1. Organization; Power and Authority..............................................10
         2.2. Authorization; Execution and Validity..........................................10
         2.3. Executive Officers.............................................................10
         2.4. Financial Statements...........................................................10
         2.5. Absence of Certain Changes.....................................................11
         2.6. No Conflict; Seller Consents...................................................11
         2.7. Real Property..................................................................12
                  2.7.1. Owned Real Property.................................................12
                  2.7.2. Leased Real Property................................................12
         2.8. Personal Property..............................................................12
                  2.8.1. Owned Personal Property.............................................12
                  2.8.2. Leased Personal Property............................................12
         2.9. Condition of Assets............................................................13
         2.10. Insurance.....................................................................13
         2.11. Contracts.....................................................................13
         2.12. Litigation; Orders............................................................13
         2.13. Environmental Laws............................................................13
                  2.13.1. Compliance.........................................................14
                  2.13.2. Permits............................................................14
                  2.13.3. Actions............................................................14
                  2.13.4. Exclusivity........................................................14
         2.14. Other Laws....................................................................14

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
         2.15. Patents, Trademarks and Similar Rights........................................15
                  2.15.1. Intellectual Property..............................................15
                  2.15.2  Software...........................................................15
         2.16. Employees.....................................................................15
                  2.16.1. Employees..........................................................15
                  2.16.2. Unions.............................................................16
         2.17. Employee Benefits.............................................................16
                  2.17.1. Employee Benefit Plans.............................................16
                  2.17.2. Records............................................................16
                  2.17.3. Actions............................................................16
                  2.17.4. Funding............................................................17
                  2.17.5. Multiemployer and Multiple Employer Plans..........................17
                  2.17.6. Acceleration of Benefits...........................................17
         2.18. Taxes.........................................................................18
                  2.18.1. Tax Returns........................................................18
                  2.18.2. Tax Audits.........................................................18
                  2.18.3  Withholding Taxes..................................................18
                  2.18.4  Tax Characteristics................................................18
         2.19. Brokers.......................................................................18
         2.20. Customers.....................................................................18
         2.21  Suppliers.....................................................................19
         2.22. Communications Licenses.......................................................19
                  2.22.1  Licenses...........................................................19
                  2.22.2  Actions............................................................19
                  2.22.3  Exclusivity........................................................20
ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF BUYER............................................20
         3.1. Organization; Power and Authority..............................................20
         3.2. Authorization; Execution and Validity..........................................20
         3.3. No Conflict; Buyer Consents....................................................20
         3.4. Litigation; Orders.............................................................20
         3.5. Sufficient Funds...............................................................20
         3.6. Buyer's Qualifications to Operate the Business.................................21
         3.7. Brokers........................................................................21
ARTICLE 4 COVENANTS OF SELLER................................................................21
         4.1. Cooperation by Seller..........................................................21
         4.2. Pre-Closing Access to Information..............................................22
         4.3. Conduct of Business............................................................22
                  4.3.1. Ordinary Course.....................................................22
                  4.3.2. Prohibited Actions..................................................23
                  4.3.3  Telecom Contracts...................................................23
                  4.3.4. Buyer's Consent.....................................................24
                  4.3.5  MCI.................................................................24
                  4.3.6  Trademark License...................................................24

         4.4. Supplements to Schedules.......................................................25
ARTICLE 5 COVENANTS OF BUYER.................................................................25
         5.1. Cooperation by Buyer...........................................................25
         5.2. Pre-Closing Access to Information..............................................25
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
ARTICLE 6 MUTUAL COVENANTS...................................................................26
         HSR Act Compliance..................................................................26
         Consents to Assignment of Leases and Contracts......................................26
                  6.2.1. Cooperation and Reasonable Efforts..................................26
                  6.2.2. Pre-Closing; Required Consents......................................26
                  6.2.3. Post-Closing Efforts to Obtain Consents.............................26
                  6.2.4. No Assignment.......................................................27

         6.3. Permits........................................................................27
                  6.3.1. Cooperation and Reasonable Efforts..................................27
                  6.3.2. Pre-Closing; Required Permits.......................................27
                  6.3.3. Post-Closing Efforts to Obtain Permits; Agreement to Cooperate......28
                  6.3.4. No Assignment.......................................................28

         6.4. Taxes..........................................................................28
         6.5. Books and Records..............................................................29
                  6.5.1. Access..............................................................29
                  6.5.2. Destruction.........................................................29
                  6.5.3. Confidentiality.....................................................29
                  6.5.4. Assistance..........................................................29
         6.6. Supplemental Agreements........................................................29
         6.7. Further Assurances.............................................................30

ARTICLE 7 CONDITIONS PRECEDENT TO CLOSING....................................................30
         7.1. Conditions Precedent to Buyer's Obligations....................................30
                  7.1.1. Accuracy of Representations and Warranties..........................31
                  7.1.2. Performance of Covenants............................................31
                  7.1.3. Deliveries..........................................................31
                  7.1.4. Compliance with HSR Act.............................................31
                  7.1.5. Required Consents and Permits.......................................31
                  7.1.6. No Order............................................................31
                  7.1.7. No Material Change..................................................31

         7.2. Conditions Precedent to Seller's Obligations...................................31
                  7.2.1. Accuracy of Representations and Warranties..........................32
                  7.2.2. Performance of Covenants............................................32
                  7.2.3. Deliveries..........................................................32
                  7.2.4. Compliance with HSR Act.............................................32
                  7.2.5. Required Consents and Permits.......................................32
                  7.2.6. No Order............................................................32

         7.3. If Conditions Not Satisfied....................................................32


ARTICLE 8 CLOSING............................................................................32
         8.1. Time and Place.................................................................32
         8.2. Deliveries by Seller...........................................................33
         8.3. Deliveries by Buyer............................................................34

ARTICLE 9 TERMINATION PRIOR TO CLOSING DATE..................................................35
         9.1. Termination....................................................................35
         9.2. Effect of Termination..........................................................35

ARTICLE 10 INDEMNIFICATION AND PROCEDURES....................................................35

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
         10.1. Indemnification by Seller.....................................................35
         10.2. Indemnification by Buyer......................................................36
         10.3. Notice of Claims..............................................................36
         10.4. Third Party Claims............................................................36
                  10.4.1. Right to Assume Defense............................................36
                  10.4.2. Settlement of Third Party Claims...................................37
                  10.4.3. Cooperation........................................................37

         10.5. Limits on Indemnification.....................................................37
                  10.5.1. Indemnifiable Claim................................................37
                  10.5.2. Deductible.........................................................37
                  10.5.3. Limit of Liability.................................................38
                  10.5.4. Survival...........................................................38
                  10.5.5. Actual Knowledge...................................................38
                  10.5.6. Consequential Damages; Mitigation..................................38
                  10.5.7. Exclusive Remedy...................................................38

         10.6. Indemnity Payments............................................................39

         10.7. Payment and Assignment of Claims..............................................39
                  10.7.1. Payment............................................................39
                  10.7.2. Assignment.........................................................39

         10.8. Other Indemnitees.............................................................39

ARTICLE 11 EMPLOYEE MATTERS..................................................................39
         11.1. Transfer of Employees.........................................................39
                  11.1.1. Offer of Employment................................................39
                  11.1.2. Foreign Employment Matters.........................................40
                  11.1.3. WARN Act...........................................................41

         11.2. Employee Benefit Plans........................................................41
                  11.2.1. Coverage Under Employee Benefit Plans..............................41

                  11.2.2. Recognition of Service.............................................41
                  11.2.3. Seller's Savings Program...........................................41
                  11.2.5. Welfare and Fringe Benefits........................................42

ARTICLE 12 MISCELLANEOUS.....................................................................43
         12.1. Severability..................................................................43
         12.2. Successors and Assigns........................................................43
         12.3. Counterparts..................................................................43
         12.4. Headings......................................................................43
         12.5. Waiver........................................................................43
         12.6. No Third-Party Beneficiaries..................................................44
         12.7. Sales and Transfer Taxes......................................................44
         12.8. Other Expenses................................................................44
         12.9. Notices.......................................................................44
         12.10. Governing Law................................................................45
         12.11. Interpretation...............................................................45
                  12.11.1. References........................................................45
                  12.11.2. Reliance..........................................................45
                  12.11.3. Cross-Reference of Disclosures....................................45
                  12.11.4. Drafting..........................................................46

         12.12. Public Announcements.........................................................46
         12.13. Exclusive Jurisdiction and Consent to Service of Process.....................46
         12.14. Entire Agreement.............................................................46
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                                      iv

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

         12.15. Amendment....................................................................46
         12.16. Bulk Sales Compliance........................................................47

ARTICLE 13 DEFINITIONS.......................................................................47
         13.1. Definitions...................................................................47

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Schedules
---------
Certain Excluded Assets                                       1.2(e)
Target Amount Calculation                                     1.4
Shortfall Liability                                           1.7
Executive Officers                                            2.3
Financial Statements                                          2.4(a)
Material Liabilities                                          2.4(b)
Certain Changes                                               2.5
Conflicts and Consents                                        2.6
Owned Real Property                                           2.7.1
Leased Real Property                                          2.7.2
Leased Personal Property                                      2.8.2
Material Contracts                                            2.11
Litigation and Orders                                         2.12
Environmental Permits                                         2.13.2
Limitations on Permits                                        2.14
Intellectual Property                                         2.15.1
Licenses; Infringement                                        2.15.2
Employees Earning More than $100,000                          2.16.1
Employee Benefit Plans                                        2.17.1
Employee Benefit Actions Pending                              2.17.3
Funding Deficiencies                                          2.17.4
Multi-Employer Plans                                          2.17.5
Acceleration of Benefits                                      2.17.6
Tax Audits                                                    2.18.2
Top Twenty Five Customers                                     2.20
Ten Largest Suppliers                                         2.21
Communications Licenses                                       2.22.1
Non-Compliance with Communications Laws                       2.22.2
Buyer Conflicts and Consents                                  3.3
Buyer Licenses                                                3.6
Required Consents                                             6.2.2
Required Permits                                              6.3.2
Sublease Agreements                                           6.6(a)
Employees on Leave of Absence                                 11.1.1
Seller's Knowledge                                            13.1.90

Exhibits
--------

Form of Lease Agreement                                       6.6(a)(i)
Form of Trademark License Agreement                           6.6(b)
Form of Transitional Services Agreement                       6.6(c)
Form of Non-Competition Agreement                             6.6(d)
Form of Opinion of Seller's Counsel                           8.2(f)
Form of Opinion of Buyer's Counsel                            8.3(f)


                                      i


                           ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT is made as of April 23, 1998, by and between CBS Corporation, a Pennsylvania corporation ("Seller"), and RSL COM U.S.A., Inc., a Delaware corporation ("Buyer").

                                   RECITALS

         A. Seller, through its Westinghouse Communications division ("WestComm"), is a provider and reseller of telecommunication products and services, including voice services, data services, outsourcing services, LAN management and system design (the "Business");

         B. Seller desires to sell to Buyer, and Buyer desires to purchase and assume from Seller, all the Business and substantially all of the assets and liabilities relating to the Business, in each case on the terms and subject to the conditions contained in this Agreement.

         NOW, THEREFORE, for good, valid and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE 1

                           TERMS OF THE TRANSACTION

         1.1. Sale of Purchased Assets. On the terms and subject to the conditions contained in this Agreement, at Closing Seller shall sell, assign, convey, transfer and deliver to Buyer, and Buyer shall purchase, receive and accept from Seller, as they exist on the Closing Date, all right, title and interest that Seller or its subsidiary CBS Communications Services Inc. possesses and has the right to transfer in and to all the assets which are used in the conduct of the Business, other than Excluded Assets, including, without limitation, the following (collectively, "Purchased Assets"):

                  (a) Accounts and contracts receivable and prepaid expenses, including deposits, advertising materials and brochures;

                  (b) Tangible personal property, including raw materials, works-in-process, finished goods, parts, accessories, tools, furniture, equipment, switches, microwave facilities, routers and other network equipment, the WesNet IP Network, machinery, automobiles, trucks, motor vehicles, all other personal property owned or leased by Seller and used in the conduct of the Business and miscellaneous inventories;

                  (c) Leases and subleases of Leased Real Property and of Owned Real Property;

                  (d) Leases and subleases of Leased Personal Property;

                  (e) Intellectual Property (other than as provided in Section 1.2(b)), licenses and sublicenses granted or obtained with respect thereto, remedies against infringements thereof and rights to protection of interests therein and all other intangible assets, in each case used in connection with the conduct of the Business;

                  (f) Unexecuted or uncompleted portions of the Contracts as existing on the Closing Date, or which are listed on Schedule 2.11 hereto, or which are not required to be disclosed thereon but are or have been entered into in the ordinary course of business, as any of the foregoing may be amended in the ordinary course of business between the date of this Agreement and the Closing Date, subject to Section 6.2 (the "Assumed Contracts");

                  (g) All Permits existing as of the Closing Date and associated with the Purchased Assets or the Business, subject to Section 6.3;

                  (h) Lists of suppliers, customers and potential customers of services or products offered by the Business, as of the Closing Date, if any;

                  (i) Supplies and sundry items, including telephone numbers, keys and lock combinations, customer records, and books and records of, or relating to, and material to the operation of, the Business and the assets acquired and any obligations assumed pursuant hereto (including all customer files, customer lists, supplier records, records relating to accounts receivable and market research and surveys, if any), copies of financial records (or portions thereof) relating solely to the Business and copies of Tax Returns, other than Income Tax Returns, relating solely to the Business;

                  (j) Personnel records and payroll records with respect to all New Employees; and

                  (k) All claims and rights of Seller against third parties with respect to the conduct of the Business including, without limitation, (i) fees for early termination payable pursuant to any Telecom Contract terminated by the customer between the date of this Agreement and the Closing Date (to the extent not received by Seller prior to the Closing Date) and (ii) claims and rights arising out of or relating to the Assumed Contracts.

         1.2. Excluded Assets. The following assets shall not be included in the Purchased Assets to be sold or acquired pursuant to this Agreement (collectively, "Excluded Assets"):

                  (a) Cash (on hand or in banks) and cash equivalents, as of the Closing Date;

                  (b) Right, title or interest in or to (i) the "Westinghouse" trademark, the Westinghouse "Circle W" trademark or to the trade name "Westinghouse" (except as otherwise provided in the Trademark License Agreement) and (ii) the "129.228.x.x Class B internet address range" and the "Westinghouse.com" domain name;

                  (c) All Owned Real Property;

                  (d) Rights and claims for refunds of any Income Taxes relating to the periods prior to the Closing Date; and

                  (e) Assets of Seller or any Affiliate of Seller (i) which are not used in the conduct of the Business as of the date hereof or (ii) which are used in the conduct of the Business as of the date hereof but which are not to be transferred to Buyer, consisting of assets (including but not limited to Leased Real Property, personal property, employees and Intellectual Property) (x) which are used in the operation of Seller's Shared Service Centers, (y) which are used in the performance of the services and functions presently provided to the Business by Seller's corporate headquarters, or by other divisions, administrative units or subsidiaries of Seller including but not limited to, information systems support, transaction processing, legal services, research and development, accounting, cash management, treasury, insurance and human resources, and (z) which are otherwise set forth on
Schedule 1.2(e).

         1.3.     Purchase Price.

                  1.3.1. Purchase Price. Subject to the adjustment pursuant to
Section 1.4, the purchase price for the Purchased Assets shall be the sum of Ninety Million Dollars ($90,000,000) (the "Purchase Price"), together with assumption of the Assumed Liabilities.

                  1.3.2. Payment of Purchase Price. At Closing, Buyer shall pay to Seller an amount equal to the Purchase Price (the "Closing Payment") by wire transfer of immediately available funds to the bank account set forth on a notice given by Seller to Buyer not later than three (3) business days prior to Closing.

                  1.3.3. Allocation of Purchase Price. As soon as practicable, but not later than one hundred twenty (120) days after the Closing Date, Buyer and Seller shall agree upon the allocation of the Purchase Price (and all other capitalizable costs) and Assumed Liabilities among the Purchased Assets, and shall set forth such allocation on a statement (the "Allocation Statement"). The Allocation Statement shall reflect any changes in the assets and liabilities shown on the final Statement of Working Capital, whether or not such changes result in an adjustment to the Purchase Price. If the Parties fail to agree on the allocation of the Purchase Price within one hundred twenty (120) days after the Closing Date, then the disagreement shall be resolved as soon as practicable thereafter, but not later than one hundred eighty (180) days after the Closing Date, by one of the largest five (5) national accounting firms, which accounting firm shall be jointly selected by the Parties. The Parties acknowledge that the scope of such accounting firm's work shall be limited to resolving only those items to which the Parties do not agree regarding the allocation of the Purchase Price. The decision of the accounting firm shall be final and binding upon the Parties. The Parties shall share equally the fees, costs and expenses of the accounting firm selected to resolve any disagreements regarding the Allocation Statement. Buyer and Seller shall file all Income Tax Returns, and execute such other documents as may be required by any taxing authority, in a manner consistent with the Allocation Statement. Buyer and Seller shall prepare Internal Revenue Service Form 8594 pursuant to Section 1060 of the

Code relating to the transactions contemplated by this Agreement based on the Allocation Statement, and shall deliver such form to each other. Buyer and Seller shall file such form with each relevant taxing authority. The Allocation Statement shall have no impact on the Statement of Working Capital for purposes of calculating the Adjusted Purchase Price.

         1.4.     Purchase Price Adjustment.

                  1.4.1. Statement of Working Capital. Within seventy-five
(75) days after the Closing Date, Seller shall at its expense prepare and deliver to Buyer a statement (the "Statement of Working Capital") setting forth Working Capital (as defined below) as of the close of business on the Closing Date ("Closing Working Capital"), together with an audited special purpose report of the Seller's independent auditors that the Statement of Working Capital has been prepared in compliance with the requirements of this
Section 1.4. Buyer shall cause its employees to assist Seller in the preparation of the Statement of Working Capital and shall provide Seller on-site access upon reasonable telephonic notice and at all reasonable times to the personnel, properties, books and records relating to the Business for such purpose. Buyer acknowledges that Seller shall have the primary responsibility for preparing the Statement of Working Capital.

                  1.4.2. Review by Buyer. During the 30-day period following Buyer's receipt of the Statement of Working Capital, Buyer and its independent auditors, if any, shall be permitted to review and make copies reasonably required of (i) the working papers of Seller and the non-proprietary working papers of Seller's independent auditors used in connection with the preparation of the Statement of Working Capital and (ii) any supporting schedules, analyses and other documentation relating to the Statement of Working Capital. The Statement of Working Capital shall become final and binding upon the parties on the thirtieth (30th) day following delivery thereof, unless Buyer gives written notice of its disagreement with the Statement of Working Capital ("Notice of Disagreement") to Seller prior to the close of business on the last day of such 30-day period. Any Notice of Disagreement shall (A) specify in reasonable detail the nature of any disagreement so asserted, (B) only include disagreements based on mathematical errors or based on Closing Working Capital not being calculated in accordance with this Section 1.4, and (C) be accompanied by a signed certificate by Buyer that it has complied with the covenants set forth in Section 1.4.6. If a Notice of Disagreement complying with the preceding sentence is received by Seller in a timely manner, then the Statement of Working Capital (as revised in accordance with the clause (I) or (II) below) shall become final and binding upon the parties on the earlier of (I) the date Seller and Buyer resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement or (II) the date any disputed matters are finally resolved in writing by the Accounting Firm (as defined below).

                  1.4.3. Resolution. During the 30-day period following the delivery of a Notice of Disagreement that complies with the preceding paragraph, Seller and Buyer shall seek in good faith to resolve in writing any differences that they may have with respect to the matters specified in the Notice of Disagreement. During such period Seller and its independent auditors shall have reasonable on-site access upon reasonable telephonic notice and during normal business hours to the personnel, properties, books, records, schedules, analyses and working papers relating to the

Business and shall be permitted to review and make copies reasonably required of (i) the working papers of Buyer and the non-proprietary working papers of Buyer's independent auditors, if any, and (ii) any supporting schedules, analyses or other documentation relating to the preparation of the Notice of Disagreement. If, at the end of such 30-day period, Seller and Buyer have not so resolved such differences, Seller and Buyer shall submit to an independent public accounting firm agreed upon by the parties hereto in writing (the "Accounting Firm") for the review and resolution any and all matters which remain in dispute and which were properly included in the Notice of Disagreement. Seller and Buyer shall use reasonable efforts to cause the Accounting Firm to render a decision resolving the matters in dispute within 30 days following the submission of such matters to the Accounting Firm. Seller and Buyer agree that judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced. The cost of any dispute settlement (including the fees and expenses of the Accounting Firm) pursuant to this
Section 1.4 shall be borne by Seller and Buyer in inverse proportion as they may prevail on matters resolved by the Accounting Firm, which proportion allocations shall also be determined by the Accounting Firm at the time the determination of the Accounting Firm is rendered on the merits of the matters submitted.

                  1.4.4. Adjustment. The Purchase Price shall be increased by the amount by which Closing Working Capital exceeds $1,234,000 as calculated pursuant to Schedule 1.4 hereto (the "Target Amount"), and the Purchase Price shall be decreased by the amount by which Closing Working Capital is less than the Target Amount (the Purchase Price as so increased or decreased shall hereinafter be referred to as the "Adjusted Purchase Price"). If the Purchase Price is less than the Adjusted Purchase Price, Buyer shall, and if the Purchase Price is greater than the Adjusted Purchase Price, Seller shall, within 10 business days after the Statement of Working Capital becomes final and binding upon the parties, make payment to the other party by wire transfer in immediately available funds of the amount of such difference, together with interest thereon at the three-month treasury bill rate (as reported by The Wall Street Journal or, if not reported thereby, by another authoritative source) in effect on the Closing Date plus .25% (the "Rate"), calculated on the basis of the actual number of days elapsed over 365, from the Closing Date to the date of actual payment, compounded annually. Notwithstanding the foregoing, in the event that Buyer delivers a Notice of Disagreement to Seller in accordance with this Section 1.4 and either Seller or Buyer shall be required to make a payment to the other regardless of the resolution of the items contained in the Notice of Disagreement, then Seller or Buyer, as applicable, shall, within 10 business days of the receipt of the Notice of Disagreement, make payment to the other by wire transfer in immediately available funds of the lesser of the two amounts that may be owed by Seller or Buyer, as applicable, pending resolution of the items contained in the Notice of Disagreement together with interest thereon at the Rate on the date of the Notice of Disagreement, calculated as described above, and such payment (excluding interest) shall be credited against the payment excluding interest required pursuant to the second sentence of this Section 1.4.4.

                  1.4.5. Certain Terms. The term "Working Capital" shall mean Total Current Assets minus Total Current Liabilities (in each case as defined below). The Target Amount equals Working Capital on the Balance Sheet Date (as defined in Section 2.4.) plus an adjustment of $180,000 for accrued liabilities for workers' compensation and incurred but not reported medical claims. The terms "Total Current Assets" and "Total Current Liabilities" shall mean the combined total current assets and combined total current liabilities determined in accordance with GAAP (it being understood that (a) (i) cash (on hand or in banks) and cash equivalents,
(ii) pension liabilities, other post-retirement and post-employment liabilities, (iii) Shortfall Liability, and (iv) amounts attributable to current and deferred Income Taxes for all periods prior to the Closing Date for which Seller is liable under Section 1.6, collectively, shall be excluded in determining Total Current Assets and Total Current Liabilities, (b) current assets (other than accounts receivable) and liabilities relating to any Contracts of the Business that are not Assumed Contracts shall be excluded from the determination of Total Current Assets and Total Current Liabilities,
(c) accrued current liabilities for workers' compensation and incurred but not reported medical claims shall be included as a liability in the determination of Total Current Liabilities and (d) the amount of early termination fees collected by Seller prior to the Closing Date pursuant to any Telecom Contract terminated by the customer between the date of this Agreement and the Closing Date (as reduced by any portion thereof used to satisfy any outstanding accounts receivable of such customer) shall be included as a current liability in the determination of Total Current Liabilities), respectively, of the Business, using the same methodologies (including the same bases for judgments except to reflect changes in specific identifiable events, facts and circumstances), practices, accounting applications and assumptions, including actuarial estimates, as used in determining the Target Amount. The Total Current Assets and Total Current Liabilities shall not include any Excluded Assets or Excluded Liabilities, respectively. The Parties agree that the adjustment contemplated by this Section 1.4 is intended to show the change in Working Capital (subject to the above adjustments) as of the Closing Date from the Target Amount, and that such change may only be measured if the calculation is done in accordance with the preceding sentence. The scope of the disputes to be resolved by the Accounting Firm is limited to whether such calculations were done in accordance with the foregoing provisions of this
Section 1.4 or whether there were mathematical errors in the Statement of Working Capital. The calculation of the Target Amount is set forth in Schedule 1.4.

                  1.4.6. Buyer Covenants. Buyer agrees that following the Closing it shall not take any actions which would affect the Statement of Working Capital with respect to the accounting books and records of the Business on which the Statement of Working Capital is to be based that are not consistent with WestComm's past practices used in preparing the Target Amount. Buyer shall cooperate in the preparation of the Statement of Working Capital, including providing customary certifications including management representation letters, to Seller's independent auditors.

                  1.4.7. Continuing Access. During the period of time from and after the Closing Date through the resolution of any adjustment to the Purchase Price contemplated by this Section 1.4, or, if sooner, the appointment by the Parties of an Accounting Firm pursuant to Section 1.4.3, each Party shall afford to the other Party and such other Party's independent auditors or financial advisors retained by such Party in connection with any adjustment contemplated by Section 1.4, on-site access at all reasonable times upon reasonable telephonic notice to such Party's personnel, advisors, properties, books, contracts, records, schedules, analyses and such

Party's working papers as such items reasonably relate to the preparation of the Statement of Working Capital and the Notice of Disagreement.

         1.5. Assumption of Liabilities. On the terms and subject to the conditions contained in this Agreement, at Closing Buyer shall assume, become liable for and agree to pay, discharge and perform, as the case may be, the following Liabilities, whether incurred or arising before or after the Closing Date, other than Excluded Liabilities (collectively, "Assumed Liabilities"):

                  (a) Liabilities of Seller relating exclusively to the ownership or conduct of the Business reflected on the Year-End Balance Sheet or incurred in the ordinary course of business but not required by GAAP to be reflected thereon, or incurred in the ordinary course of business since the Balance Sheet Date;

                  (b) Liabilities associated with the Assumed Contracts, customers and suppliers arising from the conduct of the Business;

                  (c) Other than as set forth in Section 1.6(a), Liabilities for Taxes with respect to the ownership or use of the Purchased Assets or the conduct or operation of the Business;


                  (d) Other than as set forth in Section 1.6(c) and (e), Liabilities under Welfare Benefit Plans that are fully self-insured by Seller, vacation, bonuses, commissions, sick leave, short-term and long-term disability benefits and workers' compensation benefits, with respect to any Employees or former Employees of the Business; and

                  (e) Other than as set forth in Section 1.6(f), Liabilities relating to any Action asserted against Seller that is set forth on Schedule
2.12 or any other Action arising out of the ownership or use of the Purchased Assets or the conduct or operation of the Business by Seller (provided that the foregoing shall not limit the effectiveness of Seller's representations pursuant to Article 2 or Buyer's right to indemnification in accordance with the provisions of Article 10).

         1.6. Excluded Liabilities. Buyer shall not pursuant to this Agreement assume any of Seller's Liabilities other than the Assumed Liabilities, including but not limited to the following Liabilities (collectively, "Excluded Liabilities"):

                  (a) Liabilities for Income Taxes relating to periods prior to the Closing Date;

                  (b) Costs and expenses incurred by Seller in connection with the negotiation, execution or performance of this Agreement and the transactions contemplated hereby (including attorneys' fees and auditors' fees and any stay bonus, retention payment or similar compensation payable to any employees as a result of the consummation of the transactions contemplated hereunder);

                  (c) (i) Liabilities for contributions owed by Seller to any Employee Benefit Plan and (ii) Liabilities of Seller or any of its Affiliates under any employee pension benefit plan within the meaning of Section 3(2) of ERISA (other than Liabilities relating to the assets of

Seller's Savings Program for the period following transfer of such assets to Buyer pursuant to Section 11.2.3), and other post-retirement liabilities for Employees or former Employees of the Business;

                  (d) Except as otherwise provided in Section 6.2.3, Liabilities associated with any Contracts relating to the Business that are not Assumed Contracts;

                  (e) Provided Buyer fully complies with its obligations under
Section 11, Liabilities, if any, for severance, shutdown, permanent job separation pay or other post-employment liabilities to any Employee under any Employee Benefit Plan resulting directly from the consummation of the transactions contemplated by this Agreement; and


                  (f) Liabilities associated with the Action captioned Terence Smith, individually and on behalf of class of similarly situated individuals
v. Westinghouse Electric, (U.S.D.C., W.D. Pa -- Civil Action 97-2039), identified as item D.2 on Schedule 2.12 hereto.

         1.7. Shortfall Liability. (a) Without limiting the generality of the provisions of Section 6.2, the Parties shall cooperate with each other to obtain the Consent of AT&T to the transfer of the AT&T Contract to Buyer (if such Contract will not by its terms expire prior to the Closing Date) and/or to obtain an extension, modification, or replacement of the AT&T Contract effective following the Closing Date on terms reasonably satisfactory to Buyer. The Parties also agree to cooperate with each other in all discussions and negotiations with AT&T concerning the Shortfall Liability. Both before and after the Closing, each Party shall receive reasonable notice of and have the right to participate in all such discussions and negotiations and shall provide the other with all correspondence given to or received from AT&T in connection with the foregoing, provided that Seller shall not have access to pricing or other terms of any extension, modification, or replacement of the AT&T Contract except to the extent that such pricing or other terms bears on the outcome of the Shortfall Liability negotiations. The Shortfall Liability shall be treated as provided in Schedule 1.7 hereto. Neither Buyer nor Seller may agree with AT&T to any settlement of the Shortfall Liability other than in accordance with this Section 1.7 and Schedule 1.7.

                  (b) The Parties agree that the provisions of this Section
1.7 and Schedule 1.7, as well as all actions taken by the Parties in the performance hereof, shall be strictly confidential and shall not be disclosed to any Person. In the event either Party becomes legally compelled (by disposition, interrogatory, request of documents, subpoena, civil investigative demand or similar process) to disclose any information required to be kept confidential pursuant to this Section 1.7, such Party shall provide the other Party with prompt prior written notice of such requirement and the Parties, at their joint expense, shall seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Section 1.7. In the event that such protective order or other remedy is not obtained, or the Parties waive compliance with the provisions hereof, the disclosing Party agrees to use its reasonable efforts to furnish only such portion of the confidential information which is legally required to be furnished.

         1.8.     Certain Pending Litigation.

                  1.8.1 Administration. Buyer acknowledges that it has been advised of an Action captioned Terence Smith v. Westinghouse Electric, (U.S.D.C., W.D. Pa.-- Civil Action 96-1660), identified as item D.1 on
Schedule 2.12 hereto (the "Smith Litigation"). Seller agrees, as an accommodation to Buyer, that Seller shall be responsible for continuing, in good faith, the defense of the Smith Litigation. Seller shall keep Buyer fully informed as to the status of the Smith Litigation, and shall provide Buyer with reasonable access to (which access shall include the right to make copies of) all books, records and files relating to the Smith Litigation. Seller shall not consent to entry of any judgment or enter into any settlement with respect to the Smith Litigation without the prior written consent of Buyer, which consent shall not be unreasonably withheld. Following the Closing Date, Buyer will have the right to assume the defense and control of the Smith Litigation, following which Seller shall not have any further obligation with respect to the conduct of the Smith Litigation except to the extent necessary to provide Buyer with the information necessary to proceed with the Smith Litigation.

                  1.8.2. Liabilities. Buyer shall pay all Liabilities incurred in connection with the Smith Litigation including, without limitation, (i) any Liabilities imposed pursuant to any judgment entered or settlement entered into in connection with the Smith Litigation and (ii) the fees and expenses incurred after the Closing Date of any outside counsel retained by Seller and the reasonable value of the services provided after the Closing Date by Seller's in-house counsel. Buyer acknowledges that all Liabilities associated with the Smith Litigation shall be Assumed Liabilities in accordance with
Section 1.5 hereto.

                  1.8.3. No Right to Indemnification. Seller shall not be liable for any Liabilities incurred by Buyer that result from any act or omission of Seller's in-house counsel relating to the Smith Litigation, except to the extent that a final judgment of a court of competent jurisdiction determines that such act or omission constitutes gross negligence or willful misconduct.

                                   ARTICLE 2
                   REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller makes the following representations and warranties to Buyer:

         2.1. Organization; Power and Authority. Seller is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Seller has all corporate power necessary to (a) execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and (b) own, operate and lease the Purchased Assets and to carry on the Business as and where conducted as of the date hereof; except in each case where the failure to have such corporate power would not have a Material Adverse Effect.

         2.2. Authorization; Execution and Validity. The execution, delivery and performance by Seller of this Agreement and each of the other agreements, documents and certificates to be delivered at the Closing (the "Operative Documents") by Seller and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. This Agreement and such Operative Documents have been or will be duly and validly executed and delivered by Seller, constitute or will constitute a valid and binding obligation of Seller and are or will be enforceable against Seller in accordance with its respective terms.

         2.3. Executive Officers. Schedule 2.3 lists all the executive officers of Seller who are as of the date hereof devoted full-time to the conduct of the Business.

         2.4. Financial Statements. (a) Attached hereto as Schedule 2.4(a) are the audited balance sheets of WestComm as of December 31, 1997 (the "Year-End Balance Sheet" and such date the "Balance Sheet Date"), December 31, 1996 and December 31, 1995, with the related statements of income and cash flows for the fiscal years ended on such dates and the accompanying notes (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP (except as noted therein, if any, or on Schedule 2.4(a) hereto), and present fairly, in all material respects, the financial position of WestComm as of the dates indicated and the results of its operations and cash flows for the periods then ended.

                  (b) Except as otherwise set forth on Schedule 2.4(b), as of the date hereof, Seller, with respect to the Business, has no material Liabilities that are not reflected in the Financial Statements, the notes thereto or the other Schedules hereto, other than those incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice.

                  (c) All accounts receivable reflected in the Financial Statements (i) arose from bona fide transactions in the ordinary course of business and (ii) in the aggregate represent credit extended in a manner consistent in all material respects with historical trade and credit practices of WestComm.

         2.5. Absence of Certain Changes. Except as listed on Schedule 2.5, between the Balance Sheet Date and the date of this Agreement, the Business has been operated in the ordinary course of business consistent with past practice (other than as provided in clause (g) below), and there has been no
(a) to Seller's Knowledge, event or occurrence that has had a Material Adverse Effect, (b) material amendment or termination of any Material Contract, Material Lease or material Permit relating to the Business, other than amendments or terminations in the ordinary course of business, (c) material destruction, damage or other loss to any of the Purchased Assets, whether or not covered by insurance, (d) material sale, lease, or other disposition of any of the Purchased Assets, other than assets sold, leased or otherwise disposed of in the ordinary course of business consistent with past practice,
(e) material purchase or lease of any Purchased Assets, other than assets purchased or leased in the ordinary course of business consistent with past practice, (f) increase in the compensation payable to any of the Employees, other than increases consistent with past practice, (g) renewal of a Telecom Contract other than in the ordinary course of business (provided that any such renewal shall be deemed to be in the ordinary course of business if it is on terms which, considered on an aggregate basis with all other renewals of and new Telecom Contracts, are not materially less favorable to the Business, after giving consideration to prevailing market factors), (h) incurrence of any material debts, liabilities or obligations other than in the ordinary course of business consistent with past practice, (i) payment, discharge or satisfaction of any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than the payment, discharge of satisfaction of liabilities or obligations in the ordinary course of its business consistent with past practice, (j) creation of any Lien other than a Permitted Lien on any of the Purchased Assets, (k) cancellation of any material debts owed to Seller, with respect to the Business, or waiver of any claims or rights of substantial value, except in the ordinary course of business consistent with past practice, or (l) agreement or commitment to take any action described in this Section.

         2.6. No Conflict; Seller Consents. Except as listed on Schedule 2.6 or as would not have a Material Adverse Effect, the execution, delivery and performance by Seller of this Agreement will not (a) violate any Law, (b) violate any Charter Document of Seller, (c) violate any Order to which Seller is a party or by which it is bound, (d) breach or require the Consent of any third party with respect to any Material Contract, Material Telecom Contract or Material Lease relating to the Business, (e) result in the creation of any Lien on any of the Purchased Assets, other than Permitted Liens or (f) require any Consent from any Governmental Authority, other than (i) pursuant to the HSR Act and (ii) the Regulatory Consents required in connection with the transfer of the Business to Buyer.

         2.7.     Real Property.

                  2.7.1. Owned Real Property. Schedule 2.7.1 lists all the real property owned by Seller as of the date hereof which is used exclusively in the conduct of the Business (the "Owned Real Property").

                  2.7.2. Leased Real Property. Schedule 2.7.2 lists all the real property leased to Seller as of the date hereof which is used in the conduct of the Business (other than Excluded Assets) (the "Leased Real Property"). All Leased Real Property is used exclusively in the conduct of the Business. As of the date hereof, all Leases of Leased Real Property are valid and binding and in full force and effect, except for such Leases the failure of which to be valid and binding and in full force and effect would not have a Material Adverse Effect. As of the date hereof, there has been no breach of a Lease of Leased Real Property by Seller that would have a Material Adverse Effect, which breach has not been cured or waived.

         2.8.     Personal Property.

                  2.8.1. Owned Personal Property. Seller or its subsidiary CBS Communications Services Inc. has good title to all personal property, free and clear of any Liens (other than Permitted Liens) and agreements to sell any such personal property, that was (a) reflected on the Year-End Balance Sheet (other than Leased Personal Property) and (b) purchased by Seller since the Balance Sheet Date and used in the conduct of the Business (other than Excluded Assets); except in each case for personal property disposed of (x) in the ordinary course of business consistent with past practice or (y) in transactions disclosed to Buyer in writing prior to the date hereof or otherwise disclosed on Schedule 2.8.1.

                  2.8.2. Leased Personal Property. Schedule 2.8.2 lists all the personal property leased to Seller as of the date hereof which is used in the conduct of the Business (other than Excluded Assets) pursuant to a Material Lease (the "Leased Personal Property"). All such property is used exclusively in the conduct of Business. As of the date hereof, all Material Leases of Leased Personal Property are valid and binding and in full force and effect, except for such Material Leases the failure of which to be valid and binding and in full force and effect would not have a Material Adverse Effect. As of the date hereof, there has been no breach of a Material Lease of Leased Personal Property by Seller that would have a Material Adverse Effect, which breach has not been cured or waived.

         2.9. Condition of Assets. The personal property owned by or leased to Seller as of the date hereof which is used in the conduct of the Business is in normal working order, reasonable wear and tear excepted, except where the failure to be in normal working order would not have a Material Adverse Effect. EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS AGREEMENT, SELLER CONVEYS THE PERSONAL PROPERTY "AS IS, WHERE IS" AND MAKES NO EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ANY OTHER WARRANTY AS TO THE CONDITION OR OPERATION OF ANY PERSONAL PROPERTY.

         2.10. Insurance. All insurance policies, if any, owned or held by Seller which relate to the Business or Purchased Assets are in full force and effect, all premiums with respect thereto have been paid to the extent due, and as of the date hereof no notice of cancellation or termination has been received with respect to any such policy, other than policies that have been replaced or are intended to be replaced prior to the expiration thereof by policies providing substantially the same coverage.

         2.11. Contracts. Except for Telecom Contracts, purchase orders, invoices, confirmations and similar documents, Leases and Employee Benefit Plans, Schedule 2.11 lists as of the date hereof all the following Contracts which relate to the Business, Purchased Assets or Assumed Liabilities or by which any of the Purchased Assets are bound or Assumed Liabilities are governed ("Material Contracts"): (a) Contracts pertaining to the borrowing of money; (b) Contracts creating Liens; (c) Contracts creating Guaranties; (d) Contracts relating to material employment or consulting services; (e) Contracts relating to any single capital expenditure in excess of $100,000;
(f) Contracts for the purchase, sale or lease of real property, of any business or line of business or for any sale or purchase of assets out of the ordinary course of business; (g) joint venture or partnership agreements; and
(h) Contracts that, individually, may reasonably be expected to result in the payment or receipt of $100,000 or more during any twelve (12) month period after the date hereof. As of the date hereof, all Material Contracts are valid and binding and in full force and effect, except those Material Contracts the failure of which to be valid and binding and in full force and effect would not have a Material Adverse Effect. As of the date hereof, there has been no breach of any Material Contract by Seller that would have a Material Adverse Effect, which breach has not been cured or waived.

         2.12. Litigation; Orders. Except as listed on Schedule 2.12, as of the date hereof there is no Action pending or threatened in writing affecting Seller, the Business or any of the

Purchased Assets which, if adversely determined, would have a Material Adverse Effect. Except as listed on Schedule 2.12, as of the date hereof Seller is not subject to any Order that would have a Material Adverse Effect.

         2.13.    Environmental Laws.

                  2.13.1. Compliance. On or before the date hereof, and solely with respect to the ownership of the Purchased Assets or operation of the Business, the Business is in compliance with all Environmental Laws applicable to the Business and there are no Orders or written agreements with Governmental Authorities applicable to the Business concerning compliance by the Business with Environmental Laws, except in each case for such noncompliance that would not have a Material Adverse Effect.

                  2.13.2. Permits. All Permits required by Environmental Laws and necessary for the operation of the Business as of the Closing Date have been obtained, renewed or applied for, are currently in effect and are identified on Schedule 2.13.2 hereto (other than Permits that must be obtained or applied for with respect to Buyer's ownership of the Purchased Assets or conduct of the Business after the Closing Date) ("Environmental Permits"). Seller is in compliance with all such Permits in connection with the operation of the Business, except in each case for such noncompliance that would not have a Material Adverse Effect.

                  2.13.3. Actions. There is no Action pending or threatened in writing in which any person or entity alleges the violation of any Environmental Law, from or caused by operations now or previously conducted by Seller relating to the Business, and Seller has not (a) received any written notice and to Seller's Knowledge, no third party, Governmental Authority or any employee or agent thereof, has determined or has alleged, threatens to determine or requires an investigation to determine that there exists any violation of any Environmental Law or the presence, Release, threat of release, or placement on, at, under or about the premises of the Business, or the use, handling, manufacturing, generation, production, storage, treatment, processing, transportation or disposal of any Hazardous Substances on, at, under, from or about the Owned Real Property or the Leased Real Property; (b) received any written notice under the citizen suit provision of any

Environmental Law in connection therewith; or (c) received any written request for inspection or request for information, written notice, demand, administrative inquiry or any formal or informal written complaint or claim with respect to or in connection with any Environmental Law, including, without limitation, any Environmental Law referring or relating to Hazardous Substances or any operations or any business conducted by the Business.

                  2.13.4. Exclusivity. Except as set forth in this Section 2.13, Seller makes no express or implied representation or warranty in this Agreement concerning environmental matters or with respect to any Environmental Law.

         2.14. Other Laws. On or before the date hereof, and solely with respect to the ownership of the Purchased Assets or operation of the Business, Seller has not failed to (a) comply with any Other Law or (b) maintain in effect and materially comply with any material Permit required by any Other Law; except in each case for noncompliance that would not have a

Material Adverse Effect. Schedule 2.14 lists as of the date hereof all material Permits (other than Environmental Permits listed on Schedule 2.13.2 and Communications Licenses listed on Schedule 2.22.1) related to the Purchased Assets or operation of the Business. As of the date hereof, there is no Action pending or threatened in writing to revoke or materially limit any Permit listed on Schedule 2.14 which, if adversely determined, would have a Material Adverse Effect.

         2.15.    Patents, Trademarks and Similar Rights.

                  2.15.1. Intellectual Property. Schedule 2.15.1 lists all Intellectual Property that is owned or licensed by Seller and used in the conduct of the Business as of the date hereof (other than Excluded Assets). Except as listed on Schedule 2.15.1, (a) Seller owns all right, title and interest in and to (i) the property listed on Schedule 2.15.1 and (ii) the Trade Name and Trademarks to be licensed pursuant to the Trademark License Agreement, (b) to Seller's Knowledge, Seller has not, on or prior to the date hereof, with respect to the conduct of the Business, infringed upon or misappropriated any Intellectual Property of any other Person, (c) as of the date hereof, there is no Action pending or threatened in writing asserting any infringement or misappropriation by Seller or which contests Seller's rights with respect to the (i) Intellectual Property listed on Schedule 2.15.1 or
(ii) the Trade Name and Trademarks to be licensed pursuant to the Trademark License Agreement, as it relates to the Business, that would, if adversely determined, have a Material Adverse Effect, and (d) as of the date hereof, all licenses listed on Schedule 2.15.1 are valid and binding and in full force and effect except for such licenses the failure of which to be valid and binding and in full force and effect would not have a Material Adverse Effect. Seller has not granted to any other person or entity and, to Seller's Knowledge, no other person or entity has, any interest in (i) any of the Intellectual Property listed on Schedule 2.15.1, as licensee or otherwise, or (ii) the

Trade Name to be licensed pursuant to the Trademark License Agreement.

                  2.15.2 Software. Schedule 2.15.2 lists all software that is owned or licensed by Seller and that is material to the operation of telecommunications equipment used in the conduct of the Business as of the date hereof (other than Excluded Assets). Except as listed on Schedule 2.15.2,
(a) Seller owns all right, title and interest in and to the software listed on
Schedule 2.15.2, and (b) as of the date hereof, there is no Action pending or threatened in writing asserting any infringement or misappropriation by Seller or which contests Seller's rights with respect to the software listed on
Schedule 2.15.2, that would, if adversely determined, have a Material Adverse Effect. Seller makes no representation to Buyer with respect to (a) the assignability to Buyer of any licensed software or source code or any enhancements thereto relating to the Business or (b) the capability of WestComm's or Seller's equipment, systems, software, data or databases relating to the Business to adapt or respond to the so-called Year 2000 Problem.

         2.16.    Employees.

                  2.16.1. Employees. Schedule 2.16.1 lists each Employee whose annual base salary was more than $100,000 for the year ended on the Balance Sheet Date, including each such person's name and current position or job classification. As soon as practicable after the date hereof Seller shall provide Buyer with a separate, confidential list of wage or salary and bonus information and date of hire for each Employee.

                  2.16.2. Unions. There are no collective bargaining or other labor union agreements applicable to any Employees. As of the date hereof, no material work stoppage or material labor dispute against Seller in connection with the Business is pending or, to Seller's Knowledge, threatened and, to Seller's Knowledge, on the date hereof there is no related organizational activity by any Employees. As of the date hereof, Seller has not received any written notice of any unfair labor practice in connection with the Business, and, to Seller's Knowledge, no such complaints are pending before the National Labor Relations Board or other similar Governmental Authority.

         2.17.    Employee Benefits.

                  2.17.1. Employee Benefit Plans. Schedule 2.17.1 lists the name of each written pension, retirement, profit-sharing, deferred compensation, bonus, incentive, performance, stock option, stock appreciation, phantom stock, stock purchase, restricted stock, medical, hospitalization, vision, dental or other health, life, disability, severance, termination, vacation, sick leave, leave of absence program or other employee benefit plan, program, arrangement, agreement or policy both domestically and internationally which currently covers any Employee as an employee of the

Business and which is sponsored or maintained by Seller as of the date hereof (each, an "Employee Benefit Plan"). On the date hereof, each Employee Benefit Plan complies in all material respects, and has been operated and administered in all material respects, in accordance with all applicable requirements of all Laws, including ERISA and the Code, and no "reportable event," "prohibited transaction" (as such terms are defined in ERISA and the Code, as applicable) or termination has occurred with respect to any Employee Benefit Plan. Each Employee Benefit Plan intended to qualify under Section 401(a) of the Code has received a ruling or determination letter concluding that such Employee Benefit Plan so qualifies and, to Seller's Knowledge, no event has occurred, amendment been adopted or action been taken that would cause such Employee Benefit Plan to lose its qualified status.

                  2.17.2. Records. Seller has made available to Buyer copies of each Employee Benefit Plan and any amendments thereto and any related trust agreement, funding agreement and insurance contract relating thereto and, if applicable, (a) the most recent actuarial valuation report, (b) the last filed Form 5500 or 5500-C and Schedules thereto, (c) the summary plan description currently in effect for each Employee Benefit Plan and all material modifications thereto, (d) the last financial statements for each Employee Benefit Plan and its related trust, if any, (e) the most recent determination letter issued with respect to each Employee Benefit Plan, and (f) loan document for each New Employee under the Westinghouse Savings Program.

                  2.17.3. Actions. Except as listed on Schedule 2.17.3, as of the date hereof, there are no Actions pending (other than routine claims for benefits) or, to Seller's Knowledge, threatened in writing by any Employee of the Business with respect to any Employee Benefit Plan.

                  2.17.4. Funding. All contributions required by applicable Law or the Employee Benefit Plan to be made on or prior to the date hereof by Seller to an Employee Benefit Plan have been or will be made within the time prescribed by the applicable Law, or Employee Benefit Plan. As of the date hereof, there does not exist any accumulated funding deficiency within the meaning of either Section 412 of the Code or Section 302 of ERISA as to any Employee Benefit Plan, nor would there exist any such deficiency but for the application of an alternative minimum funding standard. On or prior to the date hereof, there has not been issued any waiver of the minimum funding standards imposed by the Code with respect to any such Employee Benefit Plan. Except as listed on Schedule 2.17.4, on the date hereof the fair market value of the assets of each Employee Benefit Plan that is a funded defined benefit pension plan equals or exceeds the actuarial present value of all accrued benefits under such Employee Benefit Plan, including early retirement subsidies, plant closing benefits and all other amounts considered to be benefit liabilities upon a standard termination of a defined benefit plan subject to Title IV of ERISA, with the said actuarial present value being determined by application of the actuarial methods and assumptions applied by such Employee Benefit Plan's enrolled actuary at the most recent annual valuation of such Employee Benefit Plan, plus all administrative expenses, fiduciaries' fees and similar charges payable by such Employee Benefit Plan, plus all Taxes, if any, payable from plan assets.

                  2.17.5. Multiemployer and Multiple Employer Plans. On the date hereof, (a) except as listed on Schedule 2.17.5, no Employee Benefit Plan is a "multiple employer" plan within the meaning of Section 4063 or 4064 of ERISA, (b) no Employee Benefit Plan is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA or other applicable employee benefit legislation, (c) Seller does not have either primary or secondary liability under the provisions of Section 4204 of ERISA or any agreement entered into in accordance with the provisions of that Section and (d) Seller has not (i) engaged in any transaction that could result in the imposition of any material liability pursuant to Section 4069 or 4212 of ERISA or (ii) incurred any material liability under or pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, and no event or condition exists with respect to the operations of the Business that may result in the imposition of any material liability with respect to Buyer pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to Employee Benefit Plans.

                  2.17.6. Acceleration of Benefits. Except as listed on
Schedule 2.17.6, the consummation of the transactions contemplated by this Agreement will not (a) provided Buyer fully complies with its obligations under Section 11, entitle any Employee or former Employee to severance, shutdown or permanent job separation pay or similar termination payments under any Employee Benefit Plan, or (b) result in any increase in the amount of compensation or benefits payable by Seller or accelerate the vesting or timing of payment of any benefits payable by Seller to or in respect of any Employee or former Employee or the beneficiary or dependent of any Employee or former Employee.

         2.18.    Taxes.

                  2.18.1 Tax Returns. To Seller's Knowledge, all Tax Returns relating to the ownership or conduct of the Business that were required to be filed prior to the date hereof have been accurately prepared in all material respects and timely filed. Other than Taxes that are being contested in good faith and by appropriate proceedings, the following Taxes have been duly and timely paid: (a) all Taxes shown to be due on the Tax Returns; and (b) all deficiencies and assessments for any material amount of Taxes. To Seller's Knowledge, there are no Liens upon any of the Purchased Assets that have arisen as a result of any failure to pay Taxes.

                  2.18.2 Tax Audits. Except as listed on Schedule 2.18.2, as of the date hereof (a) no unresolved issue has been raised with Seller in writing by any Governmental Authority in the course of any audit or other proceeding with respect to Taxes related to the ownership or conduct of the Business prior to the date hereof and (b) no taxing authority is now asserting or, to Seller's Knowledge, threatening to assert against Seller any deficiency or claim for additional Taxes or any adjustment of Taxes related to the ownership or conduct of the Business.

                  2.18.3 Withholding Taxes. All amounts required to be withheld by the Seller from employees of the Business for income, social security and other payroll taxes have been collected and withheld, and have either been paid to the appropriate governmental agencies, set aside in accounts for such purpose, or accrued and reserved against and entered upon the books and records of the Seller.

                  2.18.4 Tax Characteristics. None of the Purchased Assets constitutes tax-exempt financed property or tax-exempt use property within the meaning of Section 168 of the Code, and none of the Purchase Assets is subject to a lease, safe-harbor lease, or other arrangement as a result of which the Seller is not treated as the owner for federal income tax purposes.

         2.19. Brokers. No Person is or will become entitled to receive any brokerage or finder's fee, advisory fee or other similar payment for the transactions contemplated by this Agreement by virtue of having been engaged by or acted on behalf of Seller.

         2.20. Customers. Schedule 2.20 hereto sets forth the twenty-five largest customers of the Business as of the date hereof based on revenues in the year ended December 31, 1997. As of the date hereof, and except as set forth on Schedule 2.20, all of the Contracts (including purchase orders) entered into with the customers set forth on Schedule 2.20 for the provision of telecommunications products and services ("Material Telecom Contracts") are valid and binding and in full force and effect. As of the date hereof, there has been no breach of any Material Telecom Contract by Seller that would have a Material Adverse Effect, which breach has not been cured or waived. Except as set forth on Schedule 2.20 hereto, to Seller's Knowledge, no customer listed on Schedule 2.20 hereto has since the Balance Sheet Date threatened in writing to cancel or otherwise to terminate its relationship with WestComm.

         2.21 Suppliers. Schedule 2.21 hereto sets forth the ten largest suppliers of the Business as of the date hereof. Except as set forth on
Schedule 2.21 hereto, to Seller's Knowledge, no supplier listed on Schedule 2.21 hereto has since the Balance Sheet Date threatened in writing to cancel or otherwise to terminate its relationship with WestComm. To Seller's Knowledge, except for the Shortfall Liability, Seller is not a party to any Contract, relating to the Business, with respect to which Seller's actual and projected usage as of the date hereof for its current contract year of telecommunications services provided to the Business under that Contract is expected to result in any contractual shortfall liability in excess of $200,000 in the aggregate.

         2.22.    Communications Licenses.


                  2.22.1 Licenses. All Communications Licenses relating to the Business and issued to Seller or its subsidiary CBS Communications Services Inc. are listed on Schedule 2.22.1 hereto (collectively, the "Seller's Communications Licenses"). Seller's Communications Licenses set forth on
Schedule 2.22.1 are all of the Communications Licenses legally required as of the date hereof for the conduct of the Business as now being conducted by Seller and, except as set forth on Schedule 2.22.1, as of the date hereof, each Seller's Communications License is in full force and effect, except in any such case where the failure to have obtained such Seller's Communications License, or to maintain such Seller's Communications License in full force and effect, would not have a Material Adverse Effect. All necessary applications for renewal or extension of any material Seller's Communications License have been timely filed by Seller.

                  2.22.2 Actions. Except as set forth on Schedule 2.22.2 hereto, Seller is in compliance with all Communications Laws applicable to the Business, except in each case for noncompliance that would not have a Material Adverse Effect. Except as set forth on Schedule 2.22.2 hereto, to Seller's Knowledge there are no allegations, complaints, charges, investigations, renewal or revocation hearings, or other proceedings that have been initiated or threatened in writing with respect to Seller's Communications Licenses. Except as set forth on Schedule 2.22.2 hereto, to Seller's Knowledge, Seller has not been the subject of, nor are there currently pending or threatened any "slamming" charges by, with or before any Governmental Authority against or affecting the Business. Seller on behalf of WestComm has not entered into any agreement or relationship that would cause it to be treated as an international "dominant carrier" under the FCC policies, rules and regulations.

                  2.22.3 Exclusivity. Except as set forth in this Section 2.22, Seller makes no express or implied representation or warranty in this Agreement concerning Communications Licenses or Communications Laws.

                                   ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer makes the following representations and warranties to Seller:

         3.1. Organization; Power and Authority. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all corporate power necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

         3.2. Authorization; Execution and Validity. The execution, delivery and performance by Buyer of this Agreement and each of the Operative Documents to be delivered at the Closing by Buyer and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. This Agreement and such Operative Documents have been or will be duly and validly executed and delivered by Buyer, constitute or will constitute a valid and binding obligation of Buyer and is or will be enforceable against Buyer in accordance with its respective terms.

         3.3. No Conflict; Buyer Consents. Except as listed on Schedule 3.3, the execution, delivery and performance by Buyer of this Agreement will not
(a) violate any Law, (b) violate any Charter Document of Buyer, (c) violate any Order to which Buyer is a party or by which it is bound, (d) breach any material Contract to which Buyer is a party or by which it is bound or (e) require any Consent from any Governmental Authority, other than (i) pursuant to the HSR Act and (ii) the Regulatory Consents required in connection with the transfer of the Business to Buyer.

         3.4. Litigation; Orders. There is no Action pending or, to Buyer's knowledge, threatened in writing affecting Buyer or any of its assets, operations or business which, if adversely determined, would have a material adverse effect on Buyer's ability to consummate the transactions contemplated by this Agreement. Buyer is not subject to any Order which would have a material adverse effect on Buyer's ability to consummate the transactions contemplated by this Agreement.

         3.5. Sufficient Funds. Buyer has on the date hereof the financial capability to purchase the Purchased Assets subject to the Assumed Liabilities on the terms and subject to the conditions set forth in this Agreement, and will have such capability on the Closing Date. Buyer acknowledges that its obligations under this Agreement are not contingent or conditioned in any manner on obtaining any financing.

         3.6. Buyer's Qualifications to Operate the Business. Buyer knows of no facts or circumstances that would, under any existing Laws or the practice of any Governmental Authorities, disqualify Buyer from holding the Permits listed on Schedules 2.13, 2.14 or 2.22, where transferable, or from obtaining equivalent Permits, or from otherwise owning or operating the Business. To Buyer's knowledge, except as set forth on Schedule 3.6, there are no charges, investigations, renewal or revocation hearings, or other proceedings by or before any Governmental Authority that have been initiated or threatened in writing with respect to licenses held by Buyer or its Affiliates under Communications Laws.

         3.7. Brokers. No Person is or will become entitled to receive any brokerage or finder's fee, advisory fee or other similar payment for the transactions contemplated by this Agreement by virtue of having been engaged by or acted on behalf of Buyer.

                                   ARTICLE 4
                              COVENANTS OF SELLER

         4.1. Cooperation by Seller. From the date hereof through the Closing

Date, Seller shall use all reasonable efforts (a) to take all actions and to do all things necessary or advisable to consummate the transactions contemplated by this Agreement, (b) to cooperate with Buyer in connection with the foregoing, including using reasonable efforts to obtain all of the Consents and (c) subject to the other terms and conditions of this Agreement, to cause all the conditions set forth in Section 7.1, the satisfaction of which is in the reasonable control of Seller, to be satisfied on or prior to Closing; provided however, in each case Seller shall have no obligation to amend any Contract, to change any Permit, or unless Buyer shall pay the cost thereof, to make any payment to obtain any Consent. From and after the date hereof, Seller shall permit Buyer to discuss with the Employees listed on
Schedule 2.3 hereto the terms and conditions of the offer of continued employment with respect to the Business which Buyer will make to such Employees following the Closing Date, provided that (i) such discussions shall not relieve Buyer of its obligations with respect to such Employees pursuant to Article 11 hereof, (ii) the retention or non-retention of any such Employees after the Closing Date shall not be a condition to Buyer's obligations hereunder, and (iii) all such discussions shall be subject to the non-solicitation covenants of the Confidentiality Agreement (except to the extent permitted by this Section 4.1). All such discussions shall take place at reasonable times and on reasonable notice to Seller, and shall not unduly interfere with the conduct or operation of the Business by Seller. In addition, if Seller intends to provide any written notice to the Employees regarding Buyer or Buyer's intentions with respect to providing offers of employment to the Employees or the terms and conditions to be offered by Buyer to the Employees pursuant to Section 11.1, Seller shall provide Buyer with a copy of the proposed notice for Buyer's approval, which approval shall not be unreasonably withheld and shall be deemed given if not disapproved in writing within three (3) business days after such approval is requested. Except with the prior written consent of Seller, prior to the Closing Date Buyer shall not directly or indirectly communicate with any customer, supplier or Employee of the Business.

         4.2. Pre-Closing Access to Information. From the date hereof through the Closing Date, Seller shall afford to Buyer, its accountants and counsel access, in a reasonable manner, upon reasonable notice to Seller and at reasonable times, to the assets, books and records of Seller directly related to the Business; provided however, that (i) such access shall not unduly interfere with the conduct or operation of the Business and (ii) Buyer shall not have access to information that is subject to attorney-client privilege. Seller shall provide Buyer with all periodic operating and financial reports (including monthly financial statements and supporting documentation) and weekly traffic and sales reports which are generated in the operation of the Business in a manner consistent with prior practice and at the same time and in the same format as such reports are provided to the management of WestComm. Buyer shall have the right, (a) in the presence of Seller's representative, to discuss with the Employees listed on Schedule 2.3 issues reasonably related to the integration of the Business with the Buyer's business provided that such discussions shall take place at reasonable times and on reasonable prior notice to Seller and such discussions will not unduly interfere with the conduct or operation of the Business by

Seller and (b) to have Buyer's President discuss with WestComm's President, on a weekly basis, issues related to the operation of the Business (and, if discussion of such issues reasonably requires the participation of other management personnel of WestComm, WestComm's President shall make such other management personnel available for such purpose), provided that such discussions will not unduly interfere with the conduct or operation of the Business of Seller. Seller shall respond to any request by Buyer for information pursuant to this Section 4.2 within three (3) business days. Buyer agrees that all information pertaining to the Business which has been or is hereafter disclosed to Buyer remains subject to the terms of the Confidentiality Agreement. Buyer shall direct all requests for information to:

                  Paul H. Barry
                  Director, Corporate Finance
                  CBS Corporation
                  11 Stanwix Street
                  Pittsburgh, PA  15222
                  Phone: (412) 642-4014
                  Fax: (412) 642-5751

         4.3.     Conduct of Business.

                  4.3.1. Ordinary Course. From the date hereof through the Closing Date, Seller, in connection with the conduct of the Business, shall use reasonable efforts to: (a) preserve the relationships with its Employees and material suppliers and customers; (b) maintain existing excess liability insurance coverage in accordance with Seller's past practices of self-insuring against losses; (c) perform its obligations under the Material Contracts, Material Telecom Contracts and material Permits in all material respects; (d) comply with all applicable Laws in all material respects; and (e) carry on the Business in the ordinary course and consistent with past practices.

                  4.3.2. Prohibited Actions. Except as otherwise required or permitted by this Agreement, between the date of this Agreement and the Closing Date, Seller shall not, in connection with the conduct of the Business, without the prior written consent of Buyer:

                         (a) Incur or guaranty any debt relating to the
Business in excess of $50,000 in the aggregate, except accounts payable incurred in the ordinary course of business;

                         (b) Sell, assign or transfer, or permit the creation
of any Lien (except Permitted Liens) on, any of the Purchased Assets, except any such assets sold, assigned or transferred in the ordinary course of business consistent with past practice;

                         (c) Enter into, amend, renew or terminate any
Material Contract or Material Lease relating to the Business, except in the ordinary course of business, provided that if such Material Contract or Material Lease relating to the Business would have resulted or may reasonably be expected to result in the payment or receipt of $100,000 or more during any twelve (12) month period following the effective date thereof Buyer's approval thereof shall be required;

                         (d) Increase the rate of compensation for any
Employee, except for customary merit, bonus, cost-of-living and promotional increases consistent with past practices of Seller in the conduct of the Business, or promote or hire any Employee whose annual base salary is or upon such promotion or hiring would be more than $100,000;

                         (e) Waive any material right, forgive any material
debt or release any claim relating to the Business, except in the ordinary course of business consistent with past practice;

                         (f) Accelerate or delay the sale of products or
services of the Business or the collection of accounts receivable of the Business, except in the ordinary course of business consistent with past practice;

                         (g) Make any change in accounting methods or
principles or cost allocation procedures that materially affects the financial statements of WestComm, except as required by GAAP; or

                         (h) Agree to take any of the actions described in
Sections 4.3.2(a) through 4.3.2(g).

                  4.3.3 Telecom Contracts. In the event that between the date of this Agreement and the Closing Date Seller desires to enter into, amend (other than a price increase for purposes of reducing or eliminating projected losses), renew or terminate (other than by expiration of its term) any Telecom Contract that would have resulted or may reasonably be expected to result in the payment or receipt by the Business of $100,000 or more during any twelve
(12) month period following the effective date thereof, Seller shall provide Buyer with written notice of such proposed action, including copies of any related documentation. If, within three (3) business days of receipt of Seller's notice, Buyer approves such proposed action in writing or fails to deliver to Seller a written objection to such proposed action, then Buyer shall be deemed to have consented to the proposed action. If, within such three (3) business day period, Buyer delivers a written objection to the proposed action, such objection shall be accompanied by Buyer's written recommendation concerning Seller's proposed action with respect to such Telecom Contract or proposed Telecom Contract. Seller, following receipt of Buyer's recommendation, shall not unreasonably refuse to comply with Buyer's recommendation, provided that Seller shall not be deemed unreasonable if Buyer's recommendations would require Seller to assume any liability or obligation not contemplated by Seller's proposed action or shall result in Seller incurring any losses not contemplated by Seller's proposed action (other than nominal liability, obligation or loss).

                  4.3.4.   Buyer's Consent.


                         (a) If Seller gives written notice to Buyer that
Seller proposes to take any action for which Buyer's consent is required under
Section 4.3.2 and if Buyer has not delivered to Seller a written objection to such proposed action within three (3) business days of

Seller's notice, then Buyer shall be deemed to have consented to such proposed action. Buyer's consent to any such proposed action shall not be unreasonably withheld.

                         (b) For purposes of Section 4.3.2 and Section 4.3.3,
Buyer hereby designates Ed Thomas as the person who shall have authority to provide any approval to be given thereunder on behalf of Buyer.

                  4.3.5 MCI. Following receipt by Seller of the Consent of MCI Telecommunications Corporation ("MCI") to the transfer and assignment of the MCI Contract, Buyer and Seller agree to cooperate with each other in order to permit Buyer to seek to renegotiate the terms of the MCI Contract, effective following the Closing Date. The renegotiation of the MCI Contract shall not be a condition to Buyer's obligations hereunder. Seller will, upon Buyer's request, arrange for meetings between representatives of the Parties and the appropriate representatives of MCI at times to be reasonably agreed upon by the Parties (subject to the availability of MCI's representatives). Seller agrees to commence its efforts to obtain MCI's Consent promptly following the execution of this Agreement.

                  4.3.6 Trademark License. Between the date of this Agreement and the Closing Date, Seller agrees to review any request of Buyer pursuant to
Section 2.4 of the Trademark License Agreement, as if the provisions of
Section 2.4 of the Trademark License Agreement were in effect at such time. If Seller shall approve any such use, such provisions shall be reflected in the Trademark License Agreement to be executed at Closing. In no event shall Buyer use the Trade Name or Trademarks for any purpose prior to the Closing Date hereunder.

         4.4. Supplements to Schedules. If between the date hereof and the Closing Date Seller becomes aware that any of its representations and warranties in this Agreement was inaccurate when made or if during such period, to Seller's Knowledge, any event occurs or condition changes that causes any of Seller's representations and warranties in this Agreement to be inaccurate, then Seller shall notify Buyer thereof in writing and shall furnish Buyer with a supplement the schedules hereto to account for any such inaccuracy, event or change. Any such supplement to the schedules shall be deemed to cure any breach of the representations and warranties made by Seller in this Agreement unless, within five (5) business days of receipt thereof (or, if Buyer requests additional information regarding such inaccuracy, event or change within such five business day period, then within three (3) business days of receipt of such additional information, or such additional period of time as may be reasonable in such circumstances, not to exceed ten (10)

business days), Buyer objects to such supplement and the inaccuracy, event or change therein (together with any other inaccuracy, event or change previously disclosed in a supplement that Buyer has not objected to hereunder, on a cumulative basis) has a Material Adverse Effect.

                                   ARTICLE 5
                              COVENANTS OF BUYER

         5.1. Cooperation by Buyer. From the date hereof through the Closing Date, Buyer shall use all reasonable efforts (a) to take all actions and to do all things necessary or advisable to consummate the transactions contemplated by this Agreement, (b) to cooperate with Seller in connection with the foregoing, including using reasonable efforts to obtain all of the Consents and (c) subject to the other terms and conditions of this Agreement, to cause all the conditions set forth in Section 7.2, the satisfaction of which is in the reasonable control of Buyer, to be satisfied on or prior to Closing.

         5.2. Pre-Closing Access to Information. Buyer shall comply with the limitations on the disclosure and use of information set forth in the Confidentiality Agreement with respect to the information that Seller provides to Buyer in and pursuant to this Agreement. Buyer shall not contact any Employee (except as otherwise provided in Section 4.1) or conduct any soil, groundwater or other environmental sampling in connection with the transactions contemplated hereby without the prior written consent of Seller. Buyer shall refrain from imposing any undue burden upon Seller and from interfering with the operations and conduct of the Business.

                                   ARTICLE 6
                               MUTUAL COVENANTS

         6.1. HSR Act Compliance. Promptly after the date hereof, each Party shall file any notification required to be filed under the HSR Act to consummate the transactions contemplated hereby, and shall request early termination of the waiting period thereunder. The Parties shall use all reasonable efforts to comply as promptly as practicable with any request made pursuant to the HSR Act for additional information. Each Party shall reasonably cooperate with the other Party in such compliance. Buyer shall pay the statutory filing fees required by the HSR Act.

         6.2.     Consents to Assignment of Leases and Contracts.

                  6.2.1. Cooperation and Reasonable Efforts. Each Party hereby agrees to use reasonable efforts, to take reasonable actions (including Buyer's delivery to third parties of RSL's audited financial statements), and to cooperate with each other as may be necessary to obtain Consents to transfer and assign the Encumbered Instruments. Buyer shall, if required by any third party in order to obtain a Consent to transfer and assign an Encumbered Instrument, provide or cause RSL to provide a third party with reasonable financial assurances of Buyer's performance of the obligations arising under the Encumbered Instrument associated with a Consent. Except as expressly provided herein, neither Party shall be required to pay any sum, to incur any obligation or to agree to any amendment of any Encumbered Instrument in order to obtain any such Consent to transfer and assign the Encumbered Instrument. It is understood that Buyer shall not initiate contact with any third party (concerning any of the transactions contemplated hereby or the Business) in order to obtain a Consent or otherwise, without the prior written consent of Seller.

                  6.2.2. Pre-Closing; Required Consents. Schedule 6.2.2 lists the Encumbered Instruments to which a Consent to transfer and assign must be obtained from the appropriate third party prior to Closing (the "Required Consents"). Except for the Required Consents, the obtaining of any Consents related to the Encumbered Instruments shall not be a condition to Closing, and Closing shall occur irrespective of whether any such Consent has been obtained. The Parties agree to act in good faith and to use reasonable efforts, within thirty (30) days after the date of this Agreement, to revise Schedule 6.2.2 to reduce the number of Required Consents.

                  6.2.3. Post-Closing Efforts to Obtain Consents. In the event any Consent necessary to effect the transfer and assignment of any Encumbered Instrument is not obtained on or prior to Closing (other than a Required Consent, the receipt of which on or prior to the Closing has not been waived by Buyer and Seller), each Party will, for a period of one (1) year following the Closing Date, (a) abide by the requirements of Section 6.2.1 and (b) cooperate with each other in any lawful and reasonable arrangement to provide that Buyer shall receive the benefits under any Encumbered Instrument not assigned and transferred at Closing by reason of the failure to obtain such Consent (a "Non-Transferred Instrument"), including, if necessary, at the request and expense (unless any such failure of performance by a third party is due to the failure to obtain the Consent of such third party to the transfer and assignment of the Non-Transferred Instrument) of Buyer, enforcing performance by any third party of its obligations in respect of such Non-Transferred Instrument; provided that, to the extent the Parties are successful in providing the material benefits of any Non-Transferred Instrument to Buyer, Buyer shall pay, honor and discharge when due all Liabilities of Seller related thereto to the extent the Liabilities were incurred after the Closing Date. Seller shall immediately transfer and assign to Buyer any Non-Transferred Instrument for which a Consent has been received, and the Parties shall mutually agree on an appropriate reconciliation, if any, between them as if the Encumbered Instrument had been an Assumed Contract on the Closing Date and the current assets and current liabilities associated with such Assumed Contract had been reflected on the Statement of Working Capital, as further adjusted after giving effect to all liabilities (including Liabilities paid pursuant to the preceding sentence) and benefits received or incurred by either Party relating to such Encumbered Instrument since the

Closing Date (and the Parties shall use reasonable efforts to agree on an appropriate methodology for calculating such reconciliation prior to the Closing Date).

                  6.2.4. No Assignment. Notwithstanding anything to the contrary in this Agreement, Seller shall not transfer or assign any interest in any Encumbered Instrument, and Buyer shall not assume any Liability arising thereunder or resulting therefrom, if an assignment or transfer or an attempt to make an assignment or transfer of such Encumbered Instrument without the Consent of a third party would constitute a breach or violation thereof or a violation of Law, or affect adversely the rights of Buyer or Seller thereunder, until such Consent has been obtained.

         6.3.     Permits.

                  6.3.1. Cooperation and Reasonable Efforts. Each Party hereby agrees to use reasonable efforts, to take reasonable actions (including Buyer's delivery to any Governmental Authority of RSL's audited financial statements) and to cooperate with each other as may be necessary to transfer to Buyer, or assist Buyer in obtaining, all Permits required to conduct the

Business. On or as soon as practicable after the date hereof, each Party shall file, separately or jointly with the other Party, as the case may be, all applications necessary to transfer or obtain the Permits. Each Party shall use reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Authority with respect to the applications contemplated hereby. Buyer shall, if required by any Governmental Authority, provide or cause RSL to provide the Governmental Authority with reasonable financial assurances of Buyer's performance of the obligations associated with a Permit. Buyer shall pay all filing fees and its own expenses incurred in connection with transferring or obtaining all Permits.

                  6.3.2. Pre-Closing; Required Permits. Schedule 6.3.2 lists the Communications Licenses, Environmental Permits, and other Permits with respect to which a Consent must be obtained at or prior to Closing (the "Required Permits"). Except for the Required Permits, the transfer or issuance to Buyer of any Permit shall not be a condition to Closing, and Closing shall occur irrespective of whether any such Permit has been transferred or obtained.

                  6.3.3. Post-Closing Efforts to Obtain Permits; Agreement to Cooperate. (a) In the event any Permit (including any Communications License) is not obtained on or prior to Closing (other than a Required Permit, the receipt of which on or prior to the Closing has not been waived by Buyer and Seller), each Party will, for a period of one (1) year following the Closing Date, (a) abide by the requirements of Section 6.3.1 and (b) cooperate with each other in any lawful and reasonable arrangement to provide that Buyer shall receive the benefits under any Permit not transferred to or obtained by Buyer at Closing (a "Non-Transferred Permit") or, if not feasible, to permit

Seller to retain temporarily the assets subject to any such Non-Transferred Permit; provided that, to the extent the Parties are successful in providing the material benefits of any Non-Transferred Permit to Buyer, Buyer shall pay, honor and discharge when due all Liabilities of Seller related thereto to the extent the Liabilities were incurred after the Closing Date. Seller shall immediately transfer and assign to Buyer any Non-Transferred Permit for which a Consent has been received.

                         (b) Without limiting the generality of the foregoing,
the Parties agree to use reasonable efforts and to cooperate with each other, in good faith, (i) in order to arrive, within thirty (30) days after the date of this Agreement, at a mutually acceptable arrangement to permit Seller to retain temporarily and/or continue to manage the assets subject to any Non-Transferred Permit (other than a Required Permit) and (ii) to revise
Schedule 6.3.2 to reduce the number of Required Permits, provided that any such arrangement or revision shall, in the opinion of counsel of each Party, be lawful under all Laws governing or relating to the telecommunications, communications or broadcasting industries and Other Laws and shall not, in the case of such Party, expose such Party or its Affiliates to any risk of forfeiture, penalty, revocation, non-renewal or termination with respect to any license or license application granted or pending under any Laws governing or relating to the telecommunications, communications or broadcasting industries.

                  6.3.4. No Assignment. Notwithstanding anything to the contrary in this Agreement, Seller shall not transfer or assign any interest in any Permit, and Buyer shall not assume any Liability arising thereunder or resulting therefrom, if an assignment or transfer or an attempt to make an assignment or transfer of such Permit without the Consent of a Governmental Authority would constitute a breach or violation thereof or a violation of Law, or affect adversely the rights of Buyer or Seller thereunder, until such Consent has been obtained.

         6.4. Taxes. Following the Closing Date, Seller and Buyer shall provide each other with such assistance as may reasonably be requested by them in connection with the preparation of any Tax Return, any Tax audit or other examination by any Governmental Authority, or any judicial or administrative proceedings related to liability for Taxes. Seller and Buyer shall retain (except for books and records delivered by Seller to Buyer pursuant to this Agreement) and provide each other with any records or information which may be relevant to such preparation, audit, examination, proceeding or determination. Such assistance shall include making employees available on a mutually convenient basis to provide and explain such records and information, and shall include providing copies of any relevant returns and supporting work schedules. The Party requesting assistance hereunder shall reimburse the other for reasonable out-of-pocket expenses incurred in providing such assistance.

         6.5.     Books and Records.


                  6.5.1. Access. For a period of ten (10) years after Closing, each Party shall provide the other Party with reasonable access during normal business hours to its books and records relating to the Business (other than books and records protected by the attorney-client privilege) to the extent that they relate to the condition or operation of the Business prior to Closing and are requested by such Party to prepare its Tax Returns, to respond to Third Party Claims or for any other legitimate purpose specified in writing. Each Party shall have the right, at its own expense, to make copies of any such books and records.

                  6.5.2. Destruction. Neither Party shall dispose of or destroy any books and records relating to the Business to the extent that they relate to the condition or operation of the Business prior to Closing without first offering to turn over possession thereof to the other Party by written notice at least ninety (90) days prior to the proposed date of disposition or destruction.

                  6.5.3. Confidentiality. Each Party may take such action as it deems reasonably appropriate to separate or redact information unrelated to the Business from documents and other materials requested and made available pursuant to this Section 6.5 and may condition the other Party's access to documents and other materials that it deems confidential to the execution and delivery of an agreement by the other Party not to disclose or misuse such information.

                  6.5.4. Assistance. Each Party shall, upon written request and at the requesting Party's expense, make personnel available to assist in locating and obtaining any books and records relating to the Business and make personnel available whose assistance, participation or testimony is reasonably required in anticipation of, preparation for or the prosecution or defense of any Third Party Claim in which the other Party does not have any adverse interest.

         6.6. Supplemental Agreements. At Closing Seller and Buyer shall enter into or, with respect to Section 6.6(a), Seller will cause its appropriate affiliate to enter into, the following agreements:

                         (a)(i) Lease agreement in substantially the form
attached hereto as Exhibit 6.6(a)(i) with respect to a portion of the Owned Real Property and (ii) sublease agreements with respect to those premises set forth in Schedule 6.6(a), in a form mutually agreed by the Parties, as appropriate to the applicable jurisdiction, it being understood that Buyer shall assume obligations with respect to such premises commensurate with the obligations incurred by the Business prior to the Closing Date) (collectively, the "Lease Agreements");

                         (b) Trademark License Agreement in substantially the
form attached hereto as Exhibit 6.6(b) (the "Trademark License Agreement");


                         (c) Transitional Services Agreement in substantially
the form attached hereto as Exhibit 6.6(c) (the "Transitional Services Agreement"), which Transitional Services Agreement shall be completed by the parties prior to the Closing to reflect those services constituting Excluded Assets pursuant to Section 1.2(e)(ii) that Buyer elects to include therein or otherwise agreed by the parties to be included therein (including but not limited to medical, dental and basic life insurance (in each case other than retiree benefits), short-term disability, accidental death and dismemberment and travel accident insurance and payroll services), other than the provision of Seller's cash, legal services or research and development services; all of such services provided by Seller shall be charged to Buyer at 100% of Seller's all-in cost (115% with respect to any services provided more than nine months after the Closing Date), net of amounts received by Seller on account thereof from third parties, including employees, and shall be provided by Seller for a term not to exceed one year from the Closing Date (except with respect to the employee benefit, insurance and payroll services described in the parenthetical clause above, which shall be provided by Seller until not later than December 31, 1998); and

                         (d) Non-Competition Agreement in substantially the
form attached hereto as Exhibit 6.6(d) (the "Non-Competition Agreement").

         6.7. Further Assurances. Subject to the other terms and conditions of this Agreement, at any time and from time to time, whether before or after Closing, each Party shall execute and deliver all instruments and documents and take all other action that the other Party may reasonably request to consummate or to evidence the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE 7
                        CONDITIONS PRECEDENT TO CLOSING

         7.1. Conditions Precedent to Buyer's Obligations. The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions, any of which may be waived in writing by Buyer.

                  7.1.1. Accuracy of Representations and Warranties. The representations and warranties made by Seller in this Agreement shall be true and correct as of the Closing Date, other than representations and warranties made as of a specified date, which shall be true and correct as of the specified date, and except for breaches and inaccuracies that do not, individually or in the aggregate, have a Material Adverse Effect.

                  7.1.2. Performance of Covenants. Seller shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed by Seller prior to or at Closing.

                  7.1.3. Deliveries. Seller shall have delivered to Buyer the documents required by Section 8.2.


                  7.1.4. Compliance with HSR Act. All applicable waiting periods under the HSR Act shall have expired or been terminated.

                  7.1.5. Required Consents and Required Permits. Each of the Required Consents and Required Permits shall have been obtained.

                  7.1.6. No Order. No Order shall be in effect forbidding or enjoining the consummation of the transactions contemplated hereby.

                  7.1.7. No Material Change. Excluding (i) any change resulting from general economic and industry conditions, or (ii) relating to the renewal, non-renewal or termination (or any threatened or announced non-renewal or termination) or terms of renewal of any Telecom Contracts, or
(iii) relating to any resignation or threatened or announced resignation of any Employee or Employees, or (iv) any change resulting from Buyer's disapproval of any action proposed to be taken by Seller pursuant to Section
4.3.2 or 4.3.3 or compliance by Seller with any recommendation of Buyer pursuant to Section 4.3.3, there shall have been no change between the date of this Agreement and the Closing Date in the Business, that has resulted or is likely to result in, a Material Adverse Effect (provided, with respect to this Section 7.1.7, that any inaccuracy, event or change disclosed to Buyer pursuant to Section 4.4 that is not objected to by Buyer in accordance with
Section 4.4 shall not be deemed to have resulted or be likely to result in a Material Adverse Effect).

         7.2. Conditions Precedent to Seller's Obligations. The obligation of Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions, any of which may be waived in writing by Seller.

                  7.2.1. Accuracy of Representations and Warranties. The representations and warranties made by Buyer in this Agreement shall be true and correct as of the Closing Date other than representations and warranties made as of a specific date, which shall be true and correct as of the specified date, except for breaches and inaccuracies that do not, individually or in the aggregate, have a material adverse effect on or with respect to Seller or the transactions contemplated by this Agreement.

                  7.2.2. Performance of Covenants. Buyer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed by Buyer prior to or at Closing.

                  7.2.3. Deliveries. Buyer shall have delivered to Seller the payments and documents required by Section 8.3.

                  7.2.4. Compliance with HSR Act. All applicable waiting

periods under the HSR Act shall have expired or been terminated.

                  7.2.5. Required Consents and Required Permits. Each of the Required Consents and Required Permits shall have been obtained.

                  7.2.6. No Order. No Order shall be in effect forbidding or enjoining the consummation of the transactions contemplated hereby.

         7.3. If Conditions Not Satisfied. In the event that any of the conditions set forth in this Article 7 are not satisfied, and the Parties nevertheless consummate the transactions contemplated by this Agreement to take place at Closing, the Parties shall be deemed to have waived any claim for damages or other relief arising from or in connection with such non-satisfaction.

                                   ARTICLE 8
                                    CLOSING

         8.1. Time and Place. On the terms and subject to the conditions contained in this Agreement, Closing shall take place at the offices of Seller located at 11 Stanwix Street, Pittsburgh, Pennsylvania, or at the offices of Seller's outside counsel, Akin, Gump, Strauss, Hauer & Feld, L.L.P., located at 590 Madison Avenue, New York, New York (as Seller may elect) at 10:00 a.m. local time on the second business day following the fulfillment or waiver of each of the conditions contained in Article 7, or at such other time and place as the Parties may mutually agree upon in writing (the "Closing Date"). Closing shall be effective at 11:59 p.m. on the Closing Date.

         8.2. Deliveries by Seller. At Closing, Seller shall deliver to Buyer the following:

                  (a) Executed deeds, bills of sale, endorsements, assignments, registrations and other instruments of transfer and conveyance, all in form and substance reasonably satisfactory to counsel for Buyer, as shall be effective to vest in Buyer all right, title and interest in the Purchased Assets, free and clear of all Liens (other than Permitted Liens), and all Contracts, Leases and other books and records constituting the Purchased Assets;

                  (b) A Certificate of Good Standing of Seller dated within ten (10) business days of the Closing Date issued by the Secretary of State of the Commonwealth of Pennsylvania;

                  (c) A certificate of the Secretary or Assistant Secretary of Seller dated the Closing Date certifying (i) Seller's Charter Documents and good standing, (ii) the adoption of resolutions by Seller's board of directors authorizing the transactions contemplated by this Agreement and (iii) the incumbency and signatures of officers of Seller authorized to execute this Agreement and all other documents, instruments and agreements to be executed by Seller as contemplated by this Agreement;


                  (d) A certificate of an executive officer of Seller dated the Closing Date certifying the satisfaction of the conditions set forth in Sections 7.1.1, 7.1.2 and 7.1.7;

                  (e) A receipt for the payment of the Purchase Price;

                  (f) A written opinion addressed to Buyer from counsel for Seller, who may be an attorney in the Office of the General Counsel of Seller, substantially in the form attached hereto as Exhibit 8.2(f);

                  (g) The Lease Agreements, duly executed by Seller;

                  (h) The Trademark License Agreement, duly executed by
Seller;

                  (i) Transitional Services Agreement, duly executed by
Seller;

                  (j) The Non-Competition Agreement, duly executed by Seller;

                  (k) An amendment of the CBS media group telecommunications contract, extending the term thereof until May 31, 2002.

                  (l) An amendment of the CBS industrial and technologies group telecommunications contract, extending the term thereof until May 31, 2002; provided, however that this contract extension shall not include CBS' Power Generation Business Unit; and

                  (m) Such other documents, instruments and certificates as Buyer may reasonably request for the transactions contemplated by this Agreement.

         8.3. Deliveries by Buyer. At Closing, Buyer shall deliver to Seller the following:

                  (a) The Closing Payment, in the manner required by Section 1.3.2;

                  (b) An instrument of assumption by Buyer of the Assumed Liabilities and the Assumed Contracts, in form and substance reasonably satisfactory to counsel for Seller;

                  (c) A Certificate of Good Standing of Buyer dated within ten
(10) business days of the Closing Date issued by the Secretary of State of the State of Delaware.

                  (d) A certificate of the Secretary or Assistant Secretary of Buyer dated the Closing Date certifying (i) Buyer's Charter Documents and good standing, (ii) the adoption of resolutions by Buyer's board of directors authorizing the transactions contemplated by this Agreement and (iii) the incumbency and signatures of officers of Buyer authorized to execute this Agreement and all other documents, instruments and agreements to be executed by Buyer as contemplated by this Agreement;

                  (e) A certificate of an executive officer of Buyer dated the Closing Date certifying the satisfaction of the conditions set forth in Sections 7.2.1 and 7.2.2;

                  (f) A written opinion addressed to Seller from counsel for Buyer, substantially in the form attached hereto as Exhibit 8.3(f);

                  (g) The Lease Agreements, duly executed by Buyer;

                  (h) The Trademark License Agreement, duly executed by Buyer;

                  (i) The Transitional Services Agreement, duly executed by
Buyer;

                  (j) The Non-Competition Agreement, duly executed by Buyer;
and

                  (k) Such other documents, instruments and certificates as Seller may reasonably request for the transactions contemplated by this Agreement.

                                   ARTICLE 9
                       TERMINATION PRIOR TO CLOSING DATE

         9.1. Termination. This Agreement may be terminated prior to the Closing Date only as follows:

                  (a) By the mutual written consent of the Parties;

                  (b) By either Party immediately upon written notice to the other Party, if Closing has not occurred on or before July 31, 1998; provided however, if any Required Consent or Required Permit has not been obtained prior to such date, then either Buyer or Seller may elect to extend the date specified in this Section 9.1(b) to a date not later than August 31, 1998 by written notice delivered to the other Party prior to July 31, 1998; or

                  (c) By either Party immediately upon written notice to the other Party if an Order is issued that enjoins or prohibits the Closing and becomes final and non-appealable.

         9.2. Effect of Termination. If this Agreement terminates pursuant to
Section 9.1, no Party shall have any liability or obligation to the other Party, except with respect to the confidentiality obligations set forth in the

Confidentiality Agreement. Notwithstanding the foregoing, such termination shall not relieve any Party of liability for any breach of this Agreement, except that neither Buyer nor Seller shall be liable for Consequential Damages.

                                  ARTICLE 10
                        INDEMNIFICATION AND PROCEDURES

         10.1. Indemnification by Seller. Subject to the other provisions of this Article 10, from and after the Closing Date Seller shall indemnify and hold Buyer, its Affiliates and their respective employees, representatives, officers, directors, shareholders and agents (the "Buyer Indemnitees") harmless from and against any and all Damages suffered by any Buyer Indemnitee arising out of:

                  (a) the breach of any representation or warranty made by Seller in this Agreement or in any Operative Document or in any certificate required to be executed and delivered by Seller at Closing pursuant to this Agreement;

                  (b) the failure of Seller to perform any covenant or obligation by Seller contained in this Agreement or in any Operative Document or any other agreement required to be executed and delivered by Seller at Closing pursuant to this Agreement; and

                  (c) the failure of Seller to pay and perform any of the Excluded Liabilities.

         10.2. Indemnification by Buyer. Subject to the other provisions of this Article 10, from and after the Closing Date Buyer shall indemnify and hold Seller and its respective employees, representatives, officers, directors, shareholders and agents (the "Seller Indemnitees") harmless from and against any Damages suffered by any Seller Indemnitee arising out of:

                  (a) the breach of any representation or warranty made by Buyer in this Agreement or in any Operative Document or in any certificate required to be executed and delivered by Buyer at Closing pursuant to this Agreement;

                  (b) the failure of Buyer to perform any covenant or obligation by Buyer contained in this Agreement or in any Operative Document or any other agreement required to be executed and delivered by Buyer at Closing pursuant to this Agreement;

                  (c) the failure of Buyer to pay and perform any of the Assumed Liabilities or Assumed Contracts; and

                  (d) the ownership of the Purchased Assets and the operation or conduct of the Business following the Closing Date.

         10.3. Notice of Claims. Any person entitled to indemnification pursuant to Section 10.1 or Section 10.2 (an "Indemnitee") shall promptly give written notice to the indemnifying party (the "Indemnitor") after obtaining knowledge of any claim that it may have pursuant to this Article 10. Such notice shall set forth in reasonable detail the claim and the basis for indemnification. A failure to give timely notice as provided in this Section will not affect the rights or obligations of the Indemnitor or an Indemnitee hereunder except to the extent that, as a result of such failure to provide timely notice, the Indemnitor is deprived of its right to recover any payment under its applicable insurance coverage or was materially prejudiced as a result of such failure.

         10.4.    Third Party Claims.

                  10.4.1. Right to Assume Defense. An Indemnitee shall permit the Indemnitor to assume and control (at the Indemnitor's sole cost) the defense of a claim or Action arising from or involving a third party (a "Third Party Claim") unless (a) the Indemnitor fails to promptly provide to an Indemnitee written notice of its election to assume defense of the Third Party Claim, (b) an Indemnitee shall have been advised by counsel that a conflict of interest exists between the Indemnitee and the Indemnitor with respect to the Third Party Claim or with respect to any legal defense which may be available
(c) the Indemnitor fails to provide to the Indemnitee reasonable assurance of its financial capability to defend the Third Party Claim and to provide indemnification with respect thereto, (d) the Indemnitee, in good faith, objects to the Indemnitor's choice of counsel, (e) the Indemnitee, in good faith, believes that the Indemnitor is not diligently conducting the defense of the Third Party Claim, or (f) the Indemnitor fails to provide a written acknowledgment of its obligation to indemnify the Indemnitee with respect to the Third Party Claim. An Indemnitee may participate in the defense or settlement of a Third Party Claim of which the Indemnitor has assumed the defense, provided however, that such participation must be conducted through counsel retained at the Indemnitee's expense.

                  10.4.2. Settlement of Third Party Claims. The Indemnitor shall not consent to entry of any judgment or enter into any settlement without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld, provided however, the Indemnitor may consent to entry of any judgment or enter into any settlement without the written consent of the Indemnitee so long as the judgment or settlement includes an unconditional and complete release of the Indemnitee (without any Liability whatsoever to any Indemnitee) by the claimant or plaintiff making the Third Party Claim, which release shall be in a form reasonably satisfactory to the Indemnitee. Alternatively, an Indemnitee shall not consent to entry of any judgment or enter into any settlement without the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld, provided however, an Indemnitee may consent to entry of any judgment or enter into any settlement without the written consent of the Indemnitor so long as the judgment or settlement includes an unconditional and complete release of the Indemnitor (without any Liability whatsoever to the Indemnitor) by the claimant or plaintiff making the Third Party Claim, which release shall be in a form reasonably satisfactory to the Indemnitor. Neither the Indemnitor nor the Indemnitee shall consent to entry of any judgment or enter into any settlement for non-monetary relief without the prior written consent of the other, unless such
relief does not bind the non-consenting party and does not have a material adverse effect on the non-consenting party.

                  10.4.3. Cooperation. Each Party shall cooperate with the other party in the defense of a Third Party Claim irrespective of which party is assuming such defense. Cooperation includes all reasonable requests for access to witnesses, records, materials and all other pertinent information in its possession or under its control.

         10.5.    Limits on Indemnification.

                  10.5.1. Indemnifiable Claim. Neither Party shall be liable to any Indemnitee for any claim for Damages that is indemnifiable pursuant to
Section 10.1(a) or Section 10.2(a) unless such claim for Damages, with respect to any individual claim, exceeds $10,000 (an "Indemnifiable Claim"). Subject to the other limitations set forth in this Agreement, an Indemnitee shall be entitled to indemnification for the entire amount of Damages associated with an Indemnifiable Claim.

                  10.5.2. Deductible. Seller shall be liable to the Buyer Indemnitees for Damages that are indemnifiable pursuant to Section 10.1(a), and Buyer shall be liable to the Seller Indemnitees for Damages that are indemnifiable pursuant to Section 10.2(a), only to the extent that the aggregate amount of all Indemnifiable Claims to all Buyer Indemnitees or all Seller Indemnitees, respectively, exceeds one million ($1,000,000) dollars (the "Deductible").

                  10.5.3. Limit of Liability. The total aggregate liability of Seller for any claims for Damages arising under Section 10.1(a) of this Agreement shall not exceed an amount equal to fifty percent (50%) of the Purchase Price and the total aggregate liability of Buyer for any claims for Damages arising under Section 10.2(a) of this Agreement shall not exceed an amount equal to fifty percent (50%) of the Purchase Price.

                  10.5.4. Survival. Neither Party shall have any obligation to indemnify any Indemnitee pursuant to Sections 10.1(a) or 10.2(a) for the breach of any representation or warranty unless such Indemnitee has in good faith given a notice of claim with respect to such breach pursuant to Section
10.3 prior to the first anniversary of the Closing Date in the case of all representations and warranties except (a) those representations and warranties set forth in Sections 2.2 or 3.2 (Authorization; Execution and Validity) and
Section 2.18 (Taxes), in respect of which such notice of claim must be given prior to the sixth anniversary of the Closing Date, and (b) those representations and warranties set forth in Section 2.12 (Litigation; Orders) and Section 2.13 (Environmental Laws), in respect of which such notice of claim must be given prior to two (2) years after the Closing Date.


                  10.5.5. Actual Knowledge. Neither Party shall have any liability hereunder for Damages arising from or relating to a breach of any representation or warranty if the Indemnitor can establish that the other Party had actual knowledge on or before the Closing Date of the condition or event constituting such breach.

                  10.5.6. Consequential Damages; Mitigation. Neither Party shall have any obligation to indemnify any Seller Indemnitee or Buyer Indemnitee for (a) any Consequential Damages or (b) any other Damages that are
(i) caused, contributed to or exacerbated by the actions of any Buyer Indemnitee (in the case of Seller's indemnification obligations) or any Seller Indemnitee (in the case of Buyer's indemnification obligations) or by the failure of any Buyer Indemnitee (in the case of Seller's indemnification obligations) or any Seller Indemnitee(in the case of Buyer's indemnification obligations) to use all reasonable efforts to mitigate any such Damages, (ii) recovered or recoverable by the Indemnitee from any third party (including insurers) or (iii) offset by tax savings realized on account of such Damages by the Indemnitee or any of its Affiliates.

                  10.5.7. Exclusive Remedy. This Article 10 sets forth the exclusive remedy for monetary damages owing from Seller to the Buyer Indemnitees and from Buyer to Seller Indemnitees that arise from the matters described in Sections 10.1 and 10.2. Each of the Parties hereby waives any claim or cause of action for monetary damages that it might assert against the other, with respect to the matters described in Sections 10.1 and 10.2, whether under common law or under any Environmental Law or securities, trade regulation or other Law.

         10.6. Indemnity Payments. To the extent permitted by law, all payments made pursuant to this Article 10 (other than interest payments) shall be treated by the Parties on all Income Tax Returns as an adjustment to the Purchase Price.

         10.7.    Payment and Assignment of Claims.

                  10.7.1. Payment. Upon final determination by the Parties or by a court of competent jurisdiction that a Indemnitee is entitled to indemnification under this Article 10, the Indemnitor shall promptly pay or reimburse, as appropriate, the Indemnitee for any Damages to which it is entitled to be indemnified pursuant to this Agreement. Neither Party shall permit any exercise of any right of set-off against the other Party until such final determination is made.

                  10.7.2. Assignment. If any of the Damages for which an Indemnitor is responsible or allegedly responsible under this Article 10 are recoverable or potentially recoverable against any third party at the time when payment is due hereunder, the Indemnitee shall assign any and all rights that it may have to recover such Damages to the Indemnitor or, if such rights are not assignable for any reason, the Indemnitee hereunder shall attempt in good faith to collect any and all damages and losses on account thereof from such third party for the benefit of the Indemnitor.

         10.8. Other Indemnitees. Buyer shall cause the Buyer Indemnitees, and Seller shall cause the Seller Indemnitees, to comply with the provisions and to abide by the limitations set forth in this Article 10.

                                  ARTICLE 11
                               EMPLOYEE MATTERS

         11.1.    Transfer of Employees.

                  11.1.1. Offer of Employment. Buyer shall make a bona fide offer of employment to each Employee (including all foreign Employees) at the same location, with the same position and at substantially the same wages and salary (including bonuses and sales commissions) to that currently received by such Employee from Seller (a) on the Closing Date to each Employee employed in the Business who is actively employed by Seller on the Closing Date; and (b) on the date of the termination of leave of absence, if then available to return to active employment, to each Employee who is listed on Schedule 11.1.1 and who is on workers' compensation, disability leave, military leave, or other approved leave of absence on the Closing Date (such date the "Effective Date") (such Employees who become employees with Buyer, the "New Employees"), provided that nothing herein shall require Buyer to employ any New Employee other than on an at-will basis. Except with respect to benefits provided under the Transitional Services Agreement during the term thereof, all New Employees shall be entitled to participate in Buyer's benefit plans and policies on the same basis and subject to the same qualifications as other similarly situated employees of Buyer (giving credit to the New Employees for time of service with Seller as provided in Section 11.2.2 below), for a period of at least one year after the Effective Date (so long as such Employee continues to be in the employ of Buyer).

                  11.1.2. Foreign Employment Matters. (a) Without limiting the generality of Section 11.1.1, Buyer (or its appropriate foreign affiliate) shall make a bona fide offer of employment complying with Section 11.1.1 to each Employee who is employed outside the United States (the "Foreign Employees"). If either as a result of any Foreign Employee's non-acceptance of such offer of employment, or as a result of Buyer's failure, effective as of the Closing Date, to establish and qualify or register with applicable regulatory authorities employee benefit plans for, or to extend existing Buyer employee benefit plans, programs, policies and arrangements to, the Foreign Employees which are in accordance with local Law and which provide benefits to the Foreign Employees on terms and conditions which are substantially similar in the aggregate to those provided to Foreign Employees by Seller or its Affiliates immediately prior to the Closing Date, such Foreign Employees shall be entitled to receive any severance, redundancy, termination, payment in lieu of notice, indemnity or other payments, then whichever of Seller or Buyer shall be responsible for such liability under local Law shall be responsible for and pay such liability. Notwithstanding the foregoing, if any Foreign

Employee situated in Belgium shall, prior to the Closing Date, provide a written notice of resignation to Seller, then Buyer shall not be liable for any such severance or other payments to such Foreign Employee.

                  (b) Except as otherwise specifically provided in this
Section 11.1.2, effective as of the Closing Date, each Foreign Employee who is an active participant in any foreign pension plan shall cease to be an active participant thereunder.

                  (c) Notwithstanding the foregoing provisions of this Section 11.1.2, Foreign Employees whose employment by Buyer will be delayed beyond the Closing Date due to applicable foreign law (including, without limitation, due to the requirement that Buyer establish separate legal entities as employer) ("Delayed Foreign Employees") will continue on a payroll of Seller or its Affiliates and will continue to participate in each of Seller's or its Affiliates' employee benefit plans in which they are participating immediately prior to the Closing Date until the applicable date on which they first become eligible to become employed by Buyer (the "Delayed Transfer Date"). Buyer will offer employment on the applicable Delayed Transfer Date to each such Delayed Foreign Employee then in employment, and on and as of the applicable Delayed Transfer Date, each such Delayed Foreign Employee then in employment will become a New Employee for all purposes of this Agreement. Buyer will promptly reimburse Seller for 100% of the payroll, benefits (including statutory benefits, severance and other termination benefits) and other costs and expenses directly or indirectly relating to Delayed Foreign Employees consistent with past practice within 15 days following receipt of each written notification (including reasonable substantiation of costs and expenses) from Seller or any of its Affiliates of such payroll, benefits and other costs and expenses. All services rendered by such Delayed Foreign Employees after the Closing Date shall be for the benefit of the Business.

                  11.1.3. WARN Act. Provided Buyer fully complies with its obligations under Section 11.1.1, Seller shall be responsible for any compliance that may be required solely as a result of the consummation of the transactions contemplated by this Agreement with all applicable provisions of the Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act") and any similar state or local Law. Except as provided in the previous sentence, Buyer shall be responsible for compliance that may be required on or after the Closing Date with all applicable provisions of the WARN Act and any similar state or local Law.

         11.2.    Employee Benefit Plans.

                  11.2.1. Coverage Under Employee Benefit Plans. Except as otherwise specifically provided in this Section 11.2, effective as of the Effective Date, each New Employee who is an active participant in Seller's

Employee Benefit Plans shall cease to be an active participant, and all of such New Employees shall become immediately eligible to participate in each of Buyer's Employee Benefit Plans (subject to Section 11.1.2(c)).

                  11.2.2. Recognition of Service. Seller shall retain all assets and liabilities under Seller's Pension Plan attributable to service prior to the Closing Date for each New Employee who is a participant in Seller's Pension Plan immediately prior to the Closing Date and is employed by Buyer on the Closing Date as provided in Section 11.1. Buyer shall grant to each New Employee credit for his service with Seller prior to the Closing Date (based on the information provided to Buyer by Seller) for the purpose of eligibility and vesting under any Buyer Employee Benefit Plan.

                  11.2.3.  Seller's Savings Program.

                  (a) If Buyer agrees to a trust-to-trust transfer, Seller shall cause the account balances of the New Employees who are participants in Seller's Savings Program to be fully vested and nonforfeitable as of the date of the transfer of assets.

                  (b) On the Effective Date, or as soon thereafter as practicable, Seller shall transfer and Buyer shall accept cash and promissory notes evidencing outstanding loans to the New Employees and account balances equal in amount to the assets received of Seller's Savings Program attributable to the New Employees (including assets and account balances of any "alternate payee," as such term is defined in section 414(p)(8) of the Code, with respect to any New Employee). As of the Effective Date, Seller shall not accept from any New Employees any pre-tax or after-tax contributions to Seller's Savings Program. To receive such transfer, Buyer shall adopt a defined contribution plan or shall use an existing defined contribution plan (the "Buyer's Savings Plan").

                  (c) As soon as practicable after the Effective Date, Seller shall cause the Master Trust (as such term is defined in the Seller's Savings Program) to transfer the assets set forth above and full account balances of the New Employees to the trust under the Buyer's Savings Plan (the "Buyer's Savings Plan Trust") and the Buyer's Savings Plan Trust shall accept such transfer. Pursuant to ERISA and other applicable law, immediately after the transfer of assets and account balances, each New Employee shall be entitled to receive an account balance from Buyer's Savings Plan that is at least equal to the account balance such New Employee would have been entitled to receive from Seller's Savings Program immediately prior to such transfer but only to the extent that Buyer's Savings Plan Trust shall receive assets equivalent to such account balances and the New Employees shall only be eligible to receive benefits from Buyer's Savings Plan. The account balances of the New Employees under Seller's Savings Program shall be reduced by any withdrawal, distribution or necessary benefit payments in respect to New Employees occurring during the period from the Effective Date to the date of transfer to Buyer's Savings Plan as described herein. In the event any New Employee has a loan outstanding in Seller's Savings Program at the time of transfer, all loan documentation concerning such loan shall be assigned to Buyer's Savings Plan. All New Employee payments after the Effective Date shall be made to Buyer's Savings Plan.

                  11.2.4. To facilitate the proper and orderly transfer of assets to Buyer's Savings Plan as contemplated by Section 11.2.3, Buyer shall provide Seller with either (i) no later than 30 days after the Closing Date, an opinion of counsel (including internal corporate counsel) representing that the new plan will, upon review of the Internal Revenue Service, be determined to satisfy the requirement of Code Sections 401(a) and 501(a), if Buyer establishes a new plan, or such other corrective action as requested by the Internal Revenue Service will be taken to qualify Buyer's Savings Plan, or
(ii) a copy of the most recent Internal Revenue Service favorable determination letter with respect to Buyer's Savings Plan and an opinion of counsel (including internal corporate counsel) representing that there have been no amendments, changes, actions or other events since the issuance of such favorable determination letter which would adversely affect such plan's qualification. Each of the Parties shall be responsible for its respective governmental filings, including Internal Revenue Service Form 5310A, if applicable. Seller shall provide Buyer with a copy of the most recent Internal Revenue Service favorable determination letter with respect to the Westinghouse Savings Program and an opinion of counsel (including internal corporate counsel) representing that there have been no amendments, changes, actions or other events since the issuance of such favorable determination letter which would adversely affect such plan's qualification.

                  11.2.5. Welfare and Fringe Benefit Plans. Buyer shall grant to each New Employee credit for his service with Seller prior to the Effective Date (based on information provided to Buyer by Seller) under Buyer's Welfare Benefit Plans and shall grant credit for deductibles and co-payments previously paid. Buyer's Welfare Benefit Plans shall not exclude from coverage any pre-existing condition of any of the New Employees. Except with respect to benefits provided under the Transitional Services Agreement during the term thereof, Buyer shall grant immediate eligibility for participation in all Buyer's Welfare Benefit Plans to all New Employees. Any valid claims of any New Employee made against a Buyer's Welfare Benefit Plan incurred prior to the Effective Date shall be satisfied by Seller under Seller's Welfare Benefit Plans, and, to the extent not paid from such employee's contributions, reimbursed by Buyer. Any claims for hospitalization or other confinement charges with respect to any hospitalization or other confinement of a New Employee or eligible dependent that commences prior to the Effective Date in accordance with the terms and provisions of Seller's plans and policies shall be satisfied by Seller under Seller's Welfare Benefit Plans, and, to the extent not paid from such employee's contributions, reimbursed by Buyer. Buyer shall be responsible for payment of all benefits payable to the New Employees incurred on or after the Effective Date, whether pursuant to the Transitional Services Agreement or otherwise. For purposes of this Section 11.2.5, an expense shall be deemed incurred when the Welfare Benefit Plans service relating to the expense is provided (regardless of when the incident giving rise to the expense occurs).


                                  ARTICLE 12
                                 MISCELLANEOUS

         12.1. Severability. If any provision of this Agreement as applied to any part or to any circumstance shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement and the application of such provision to any other part or to any other circumstance shall not be affected or impaired thereby.

         12.2. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Parties; provided, however, that this Agreement may not be assigned by any Party without the prior written consent of the other Party.

         12.3. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall for all purposes be deemed to be an original and all of which when taken together shall constitute the same instrument.

         12.4. Headings. The table of contents, captions and headings used in this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation hereof.

         12.5. Waiver. Any of the terms or conditions of this Agreement may be waived in writing at any time by the Party which is entitled to the benefits thereof. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of such provision at any time in the future or a waiver of any other provision hereof.

         12.6. No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, shall create or confer upon any Person (including Employees), other than the Parties or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities, except as otherwise provided herein.

         12.7. Sales and Transfer Taxes. Buyer shall be responsible for and pay all sales, transfer, deed, duties, stamp, notary public and other similar taxes and transfer and recording fees applicable to the transactions contemplated by this Agreement.

         12.8. Other Expenses. Except as otherwise provided herein, each Party shall pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and legal counsel.

         12.9. Notices. Except as otherwise provided herein, any notice, request, instruction, consent or other document required or permitted to be given pursuant to this Agreement shall be in writing and delivered personally, by telecopy, by a nationally-recognized overnight courier service or by registered or certified mail, postage prepaid, as follows:

         If to Seller:

                  CBS Corporation
                  51 West 52nd Street
                  New York, NY  10019
                  Attn:  Office of the General Counsel
                  Fax Number:


         With a copy to:

                  Akin Gump Strauss Hauer & Feld, L.L.P.
                  590 Madison Avenue
                  New York, NY  10022
                  Attn:  Steven H. Scheinman
                  Fax Number:  (212) 872-1002


         If to Buyer:

                  RSL COM U.S.A., Inc.
                  430 Park Avenue, 5th Floor
                  New York, NY  10022

                  Attn:  Ed Thomas
                  Fax Number: (212) 586-3601

                  and

                  RSL Communications, Ltd.
                  c/o RSL Communications N. America, Inc.
                  767 Fifth Avenue, Suite 4300
                  New York, NY  10153
                  Attn: Avery S. Fischer, Esq.
                  Fax Number: (212) 317-1940


         With a copy to:

                  Rosenman & Colin, L.L.P.
                  575 Madison Avenue
                  New York, NY  10022
                  Attn:    Robert Kohl
                  Fax Number: 212-940-8607


or at such other address as shall be specified in writing by that Person. Any notice, request, instruction, consent or other document delivered as provided herein shall be deemed effectively given upon actual receipt by the Person (but not necessarily the individual person) to be notified.

         12.10. Governing Law. This Agreement shall be construed in accordance with and governed by the Laws of the State of New York applicable to agreements made and to be performed wholly within such jurisdiction.

         12.11.   Interpretation.

                  12.11.1. References. Except as specifically stated otherwise, references to Articles, Sections, Exhibits and Schedules refer to Articles, Sections, Exhibits and Schedules in this Agreement. References to "includes" and "including" mean "includes without limitation" and "including without limitation."

                  12.11.2. Reliance. Each Party is a sophisticated legal entity that was advised by experienced counsel and, to the extent it deemed necessary, other advisors in connection with this Agreement. Accordingly, each Party hereby acknowledges that no party has relied or will rely in respect of this Agreement or the transactions contemplated hereby upon any document or written or oral information previously furnished to or discovered by it or its representatives, other than as provided in this Agreement, the Schedules or the documents and instruments delivered at Closing.

                  12.11.3. Cross-Reference of Disclosures. Any item disclosed in one Section or Schedule shall be deemed to be disclosed in any other Section or Schedule where such disclosure is cross-referenced. Disclosure of items that may or may not be required to be disclosed by this Agreement does not mean that such items are material or create a standard of materiality, and shall not be deemed an admission that any such disclosed matter is or may give rise to a breach of any Contract or violation of any Law.

                  12.11.4. Drafting. No provision of this Agreement shall be interpreted in favor of, or against, either Party by reason of the extent to which either such Party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

         12.12. Public Announcements. Seller and Buyer shall agree on the terms of any press releases or other public announcements related to this Agreement, and shall consult with each other before issuing any press releases or other public announcements related to this Agreement; provided, however, that any Party may make a public disclosure if in the opinion of such party's counsel it is required by law (including U.S. securities regulations) or the rules of the New York Stock Exchange or the Nasdaq National Market to make such disclosure. The parties agree, to the extent practicable, to consult with each other regarding any such public announcement in advance thereof.

         12.13. Exclusive Jurisdiction and Consent to Service of Process. The Parties agree that any Action arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted in a federal or state court sitting in New York County, New York, which shall be the exclusive venue of any such Action. Each Party waives any objection which such party may now or hereafter have to the laying of venue of any such Action, and irrevocably submits to the jurisdiction of any such court in any such Action. Any and all service of process and any other notice in any such Action shall be effective against such Party when transmitted in accordance with Section 12.9. Nothing contained herein shall be deemed to affect the right of any Party to serve process in any manner permitted by Law.

         12.14. Entire Agreement. The Confidentiality Agreement, this Agreement and the Schedules and Exhibits hereto, constitute the sole understanding of the Parties with respect to the matters contemplated hereby and thereby and supersedes and renders null and void all prior agreements and understandings, written and oral, between the Parties with respect to such matters. No Party shall be liable or bound to any other Party in any manner by any promises, conditions, representations, warranties or covenants except as specifically set forth herein or therein.

         12.15. Amendment. No amendment, modification or alteration of the terms or provisions of this Agreement, including any Schedules and Exhibits, shall be binding unless the same shall be in writing and duly executed by the Party against whom such amendment, modification or alteration is sought to be enforced, except as provided in Section 4.4.

         12.16. Bulk Sales Compliance. Buyer hereby waives compliance by Seller with any applicable bulk sales or bulk transfer law in connection with the transactions contemplated hereby.

                                  ARTICLE 13
                                  DEFINITIONS

         13.1. Definitions. For purposes of this Agreement, the terms below shall have the following meanings:

                  13.1.1. "Accounting Firm" shall have the meaning set forth in Section 1.4.3.

                  13.1.2. "Action" means any action, suit, claim, arbitration, inquiry, proceeding, hearing or investigation.

                  13.1.3. "Adjusted Purchase Price" shall have the meaning set forth in Section 1.4.4.


                  13.1.4. "Affiliate" means, with respect to any Person, any other Person controlling, controlled by, or under common control with such Person. For purposes of this Agreement, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with" as used with respect to any Person) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person whether through ownership of voting securities, by contract or otherwise.

                  13.1.5. "Agreement" means this agreement, together with the schedules and exhibits hereto.

                  13.1.6. "Allocation Statement" shall have the meaning set forth in Section 1.3.3.

                  13.1.7. "Assumed Contracts" shall have the meaning set forth in Section 1.1(f).

                  13.1.8. "Assumed Liabilities" shall have the meaning set forth in Section 1.5.

                  13.1.9. "AT&T Contract" means that certain Virtual Telecommunications Network Service Agreement between Seller and AT&T Corporation, dated May 5, 1995, as amended.

                  13.1.10. "Balance Sheet Date" shall have the meaning set forth in Section 2.4.

                  13.1.11. "Business" shall have the meaning set forth in Recital A.

                  13.1.12. "Buyer" shall have the meaning set forth in the first paragraph of this Agreement.

                  13.1.13. "Buyer Employee Benefit Plans" means collectively, each written pension, retirement, profit-sharing, deferred compensation, bonus, incentive, performance, stock option, stock appreciation, phantom stock, stock purchase, restricted stock, medical, hospitalization, vision, dental or other health, life, disability, severance, termination or other employee benefit plan, program, arrangement, agreement or policy both domestically and internationally which currently covers any employee of Buyer and which is sponsored or maintained by Buyer.

                  13.1.14. "Buyer Indemnitees" shall have the meaning set forth in Section 10.1.

                  13.1.15. "Buyer's Savings Plan" shall have the meaning set forth in Section 11.2.3(b).


                  13.1.16. "Buyer's Savings Plan Trust" shall have the meaning set forth in Section 11.2.3(c).

                  13.1.17. "Charter Documents" means (a) in the case of any corporation, its articles or certificate of incorporation and its by-laws, (b) in the case of any partnership, its partnership agreement and partnership certificate, if any, and (c) in the case of any other Person, its organic and governing documents; as each has been amended or supplemented from time to time.

                  13.1.18. "Closing" means the consummation of the purchase and sale of the Purchased Assets, the assumption of the Assumed Liabilities and the consummation of the other transactions contemplated by this Agreement.

                  13.1.19. "Closing Date" shall have the meaning set forth in
Section 8.1.

                  13.1.20. "Closing Payment" shall have the meaning set forth in Section 1.3.2.

                  13.1.21. "Closing Working Capital" shall have the meaning set forth in Section 1.4.1.

                  13.1.22. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  13.1.23. "Communications Laws" means any Laws governing or relating to the telecommunications business.

                  13.1.24. "Communications Licenses" shall mean any Permits issued by the communications regulatory authorities of any Governmental Authority including, but not limited to, the FCC and state public service or public utility commissions or like agencies.

                  13.1.25. "Confidentiality Agreement" means the
Confidentiality Agreement dated as of March 3, 1998 between Buyer and Seller.

                  13.1.26. "Consent" means a consent, approval, order, authorization or waiver from, notice to or declaration, registration or filing with any Person, including any Governmental Authority. Consent shall also include the approval of the applicable Governmental Authority to the transfer of a Permit or Communications License.

                  13.1.27. "Consequential Damages" means Damages arising out of any interruption of business, loss of profits, loss of use of facilities, claims of customers, loss of goodwill or other indirect Damages.

                  13.1.28. "Contracts" means all contracts, agreements, instruments, leases, licenses, commitments and arrangements, other than

Permits.

                  13.1.29. "Damages" means all losses, claims, damages, costs, fines, penalties, obligations, payments and liabilities, together with all reasonable costs and expenses incurred in connection with any of the foregoing, including, in the case of Third Party Claims only, reasonable outside attorneys' fees and their reasonable out-of-pocket expenses.

                  13.1.30. "Deductible" shall have the meaning set forth in
Section 10.5.2.

                  13.1.31. "Dollars" or "$" means lawful currency of the United States.

                  13.1.32. "Effective Date" shall have the meaning set forth in Section 11.1.1.

                  13.1.33. "Employee" means any domestic or international employee who is devoted full-time to the conduct of the Business, or who is on leave of absence and is listed on Schedule 11.1.1.

                  13.1.34. "Employee Benefit Plan" shall have the meaning set forth in Section 2.17.1.

                  13.1.35. "Encumbered Instruments" means all Material Contracts, Material Telecom Contracts and Material Leases to be assigned by Seller and assumed by Buyer pursuant to the terms of this Agreement that by their terms require Consent from a third party in order to transfer and assign the rights and obligations thereunder.

                  13.1.36. "Environment" means soil, surface waters, ground waters, land, stream sediments, surface or subsurface strata, ambient air, and any environmental medium.

                  13.1.37. "Environmental Laws" means (a) any Law regulating or relating or pertaining to the Environment or the protection of human health, in effect and interpreted, as at the Closing Date, including, without limitation, the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, or the Federal Clean Water Act, as amended; (b) any Law, in effect and interpreted, as at the Closing Date, that asserts or may assert jurisdiction over the Purchased Assets or the operations or activity of the Business that relates or pertains to the Environment, including, without limitation those which regulate the presence, release, emission, threat of release, use, handling, manufacturing, generation, production, storage, treatment, processing, transportation or disposal of any Hazardous Substance, including, but not limited to (i) requiring any permit, license, approval, consent or authorization, or the renewal thereof, (ii) regulating the amount, form, manner of storage, transport and/or disposal of Hazardous Substances, or (iii) requiring any reporting, inspection report, business plan, notification, or any other dissemination of or access to information regarding Hazardous Substances, including warnings or notices to tenants, subtenants, employees, occupants, invitees or consumers.

                  13.1.38. "Environmental Permits" shall have the meaning set forth in Section 2.13.2.

                  13.1.39. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  13.1.40. "Excluded Assets" shall have the meaning set forth in Section 1.2.

                  13.1.41. "Excluded Liabilities" shall have the meaning set forth in Section 1.6.

                  13.1.42. "FCC" means the Federal Communications Commission.

                  13.1.43. "FCC Consent" means action by the FCC, or by its staff pursuant to delegated authority, to transfer from Seller to Buyer the Communications Licenses issued by the FCC.

                  13.1.44. "Financial Statements" shall have the meaning set forth in Section 2.4.

                  13.1.45. "GAAP" means generally accepted accounting principles in effect as of the Balance Sheet Date in the United States.

                  13.1.46. "Governmental Authority" means any federal, state, foreign, municipal or local government, any instrumentality, subdivision, agency, commission, board, court or other authority thereof, or any quasi-governmental or private entity exercising any executive, legislative, judicial, regulatory or administrative function of or pertaining to government.

                  13.1.47. "Hazardous Substances" means (a) any pollutant, toxic substance, contaminant, chemical, hazardous waste, hazardous material, petroleum product oil, radioactive material or energy; (b) any substance, gas material or chemical which is or may be defined as or included in the definition of "hazardous substances," "toxic substances," "Hazardous materials," "hazardous wastes," or words of similar import under any Governmental

Rule or Environmental Law; (c) radon gas, asbestos, urea formaldehyde foam insulation or polychlorinated biphenyls in excess of federal, state or local safety guidelines, whichever substance, the exposure to or Release of which is or may be prohibited, limited or regulated by any Governmental Authority, or
(e) any other chemical, material, gas or substance that does or may pose a hazard to health and/or safety of the occupants of the Purchased Assets, or the owners and/or occupants of property adjacent to or surrounding the Purchased Assets.

                  13.1.48. "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder.

                  13.1.49. "Income Tax" or "Income Taxes" means any federal, state or local income, alternative minimum, franchise or other similar Tax, duty, governmental charge or assessment imposed by or on behalf of any Governmental Authority that is based on or measured by income (including, interest and penalties on any of the foregoing).

                  13.1.50. "Income Tax Returns" means any federal, state or local tax returns, reports, declarations or forms (including any schedules or attachments thereto) with respect to Income Tax.

                  13.1.51. "Indemnifiable Claim" shall have the meaning set forth in Section 10.5.1.

                  13.1.52. "Indemnitee" shall have the meaning set forth in
Section 10.3.

                  13.1.53. "Indemnitor" shall have the meaning set forth in
Section 10.3.

                  13.1.54. "Intellectual Property" means patents, patent applications, trade names, registered trademarks, registered copyrights and registered service marks and applications therefor.

                  13.1.55. "Law" means any applicable federal, state, municipal or foreign statute, rule, regulation or ordinance.

                  13.1.56. "Lease" means any lease or sublease of real or personal property.

                  13.1.57. "Lease Agreement" shall have the meaning set forth in Section 6.8(a).

                  13.1.58. "Leased Personal Property" shall have the meaning set forth in Section 2.8.2.

                  13.1.59. "Leased Real Property" shall have the meaning set forth in Section 2.7.2.

                  13.1.60. "Liabilities" shall mean all liabilities and obligations of any kind, nature or description, whether known or unknown, asserted or unasserted, accrued or unaccrued, liquidated or unliquidated, direct or indirect, due or to become due, absolute or contingent.

                  13.1.61. "Lien" means any lien, mortgage, deed of trust, security interest, charge, pledge, retention of title agreement, easement, encroachment, condition, reservation, covenant or other encumbrance affecting title.

                  13.1.62. "Material Adverse Effect" means a material adverse effect on (a) the business, financial condition or results of operations of the Business, taken as a whole, or (b) the ability of Seller to consummate the transactions contemplated by this Agreement.

                  13.1.63. "Material Contracts" shall have the meaning set forth in Section 2.11.

                  13.1.64. "Material Lease" means (a) with respect to real property, any Lease of Leased Real Property, or (b) with respect to personal property, a Lease involving rental obligations exceeding $100,000 per annum.

                  13.1.65. "Material Telecom Contracts" shall have the meaning set forth in Section 2.20.

                  13.1.66. "MCI Contract" shall mean the Custom Network Services Agreement effective as of October 1, 1989, as amended, between Seller and MCI Telecommunications Corporation.

                  13.1.67. "New Employees" shall have the meaning set forth in
Section 11.1.1.

                  13.1.68. "Non-Competition Agreement" shall have the meaning set forth in Section 6.6(d).

                  13.1.69. "Non-Transferred Instrument" shall have the meaning set forth in Section 6.2.3.

                  13.1.70. "Non-Transferred Permit" shall have the meaning set forth in Section 6.3.3.

                  13.1.71. "Notice of Disagreement" shall have the meaning set forth in Section 1.4.2.

                  13.1.72. "Operative Documents" shall have the meaning set forth in Section 2.2.

                  13.1.73. "Order" means any order, judgment, injunction, decree or award issued or granted by a Governmental Authority.


                  13.1.74. "Other Law" means any Law applicable to the Business other than an Environmental Law, a Communications Law or a Law relating to Taxes or ERISA.

                  13.1.75. "Owned Real Property" shall have the meaning set forth in Section 2.7.1.

                  13.1.76. "Party" means each of Seller and Buyer.

                  13.1.77. "Permit" means any permit, license, certificate, registration, authorization, franchise, tariff or approval issued by a Governmental Authority, including any regulatory approval.

                  13.1.78. "Permitted Liens" means (a) Liens for Taxes that are not yet due and payable, (b) workers', repairmen's and similar Liens imposed by Law that have been incurred in the ordinary course of business, (c) Liens and other title defects, easements, encroachments and encumbrances that do not, individually or in the aggregate, materially impair the value or continued use as currently conducted of the asset to which they relate, (d) retention of title agreements with suppliers entered into in the ordinary course of business, (e) the rights of others to customer deposits, (f) Liens securing any liabilities disclosed on the Year-End Balance Sheet or incurred in the ordinary course of business since the Balance Sheet Date, (g) Liens on real property incurred in the ordinary course of business after the date hereof, and (h) Liens disclosed on the Year-End Balance Sheet.

                  13.1.79. "Person" means any natural person, corporation, partnership, limited liability company, trust, unincorporated organization or other entity.

                  13.1.80.. "Purchase Price" shall have the meaning set forth in Section 1.3.1.

                  13.1.81. "Purchased Assets" shall have the meaning set forth in Section 1.1.

                  13.1.82. "Rate" shall have the meaning set forth in Section 1.4.4.

                  13.1.83.. "Regulatory Consents" means, collectively, (i) the FCC Consent and (ii) the Consents of state public service or public utility commissions or like agencies.

                  13.1.84. "Release" means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, abandoning or dumping into the Environment.

                  13.1.85. "Required Consents" shall have the meaning set forth in Section 6.2.2.


                  13.1.86. "Required Permits" shall have the meaning set forth in Section 6.3.2.

                  13.1.87. "RSL" shall mean RSL Communications Ltd., a Bermuda corporation.

                  13.1.88. "Seller" shall have the meaning set forth in the first paragraph of this Agreement.

                  13.1.89. "Seller Indemnitees" shall have the meaning set forth in Section 10.2.

                  13.1.90. "Seller's Knowledge" means the actual knowledge as of the date of this Agreement based on reasonable inquiry, of any of the individuals listed on Schedule 13.1.90.

                  13.1.91. "Seller's Pension Plan" means the Westinghouse Pension Plan.

                  13.1.92. "Seller's Savings Program" means the Westinghouse Savings Program.

                  13.1.93. "Shortfall Liability" means any contractual liability for shortfalls, for all periods through the Closing Date, under the AT&T Contract.

                  13.1.94. "Statement of Working Capital" shall have the meaning set forth in Section 1.4.1.

                  13.1.95. "Target Amount" shall have the meaning set forth in
Section 1.4.4.

                  13.1.96. "Tax" or "Taxes" means all income, profits, franchise, gross receipts, capital, sales, use, withholding, value added, ad valorem, transfer, employment, social security, disability, occupation, property, severance, production, excise and other taxes, duties and similar governmental charges and assessments imposed by or on behalf of any Governmental Authority including interest and penalties thereon.

                  13.1.97. "Tax Return" means any federal, state or local returns, reports or forms with respect to any Tax.

                  13.1.98. "Telecom Contract" shall mean any customer order or agreement for the provision of telecommunication products or services.

                  13.1.99. "Third Party Claim" shall have the meaning set forth in Section 10.4.1.

                  13.1.100. "Total Current Assets" shall have the meaning set forth in Section 1.4.5.


                  13.1.101.. "Total Current Liabilities" shall have the meaning set forth in Section 1.4.5.

                  13.1.102. "Trademark License Agreement" shall have the meaning set forth in Section 6.6.

                  13.1.103. "Transitional Services Agreement" shall have the meaning set forth in Section 6.6(c).

                  13.1.104. "WARN Act" shall have the meaning set forth in
Section 11.1.3.

                  13.1.105. "Welfare Benefit Plans" shall have the meaning given to the term "employee welfare benefit plan" set forth in Section 3(1) of ERISA.

                  13.1.106. "WestComm" shall have the meaning set forth in Recital A.

                  13.1.107. "Working Capital" shall have the meaning set forth in Section 1.4.5.

                  13.1.108. "Year-End Balance Sheet" shall have the meaning set forth in Section 2.4.

                  IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.




                                          CBS CORPORATION

                                          By: /s/ Fredric G. Reynolds
                                              ---------------------------------
                                              Name:  Fredric G. Reynolds
                                              Title: Executive Vice President
                                                       and Chief Financial
                                                       Officer

                                          RSL COM U.S.A., INC.

                                          By: /s/ Edmond J. Thomas
                                              ---------------------------------
                                              Name:  Edmond J. Thomas
                                              Title: President and Chief
                                                       Executive Officer